As filed with the Securities and Exchange Commission on January 23, 2004
                                     An Exhibit List can be found on page II-11.
                                                     Registration No. 333-111789



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          -----------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------


                              PEABODYS COFFEE, INC.
                 (Name of small business issuer in its charter)


     NEVADA                            5812                     87-0468654
(State or other             (Primary Standard Industrial     (I.R.S. Employer
Jurisdiction of              Classification Code Number)    Identification No.)
Incorporation or
Organization)

                           3845 ATHERTON ROAD, SUITE 9
                            ROCKLIN, CALIFORNIA 95765
                                 (916) 632-6090
              (Address and telephone number of principal executive
                    offices and principal place of business)

                           TODD N. TKACHUK, PRESIDENT
                              PEABODYS COFFEE, INC.
                           3845 ATHERTON ROAD, SUITE 9
                            ROCKLIN, CALIFORNIA 95765
                                 (916) 632-6090
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            GREGORY SICHENZIA, ESQ.
                              STEPHEN FLEMING, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

---------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                        Proposed
                                                        maximum           Proposed
                                                        offering          maximum
   Title of each class of          Amount to be        price per         aggregate           Amount of
 securities to be registered      registered (1)         share         offering price     registration fee
----------------------------------------------------------------------------------------------------------
      Common stock, $.001 par         3,500,000(2)     $ .11(3)         $  385,000           $ 31.15
          value issuable upon
     conversion of debentures
----------------------------------------------------------------------------------------------------------
Common stock, $.001 par value           200,000        $ .11(3)         $   22,000           $  1.78
----------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par         2,500,000(4)     $1.00(5)         $2,500,000           $202.25
 value issuable upon exercise
                  of warrants
----------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par           875,000        $ .08(6)         $   70,000           $  5.66
          value issuable upon
         exercise of warrants
----------------------------------------------------------------------------------------------------------
                        Total         7,075,000                         $2,977,000           $240.84*
----------------------------------------------------------------------------------------------------------

*Previously paid



(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.


(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 21, 2004, which was $.11 per share.


(4) Includes a good faith estimate of the shares underlying warrants exercisable at $1.00 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.00.

(6) Estimated solely for purposes of calculating the registration fee in accordance with rule 457(g) under the Securities Act of 1933, using the exercise price of $.08

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 23, 2004


                              PEABODYS COFFEE, INC.
                               7,075,000 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholder of up to 7,075,000 shares of our common stock, including up to 3,500,000 shares of common stock underlying convertible debentures, up to 3,375,000 issuable upon the exercise of common stock purchase warrants and 200,000 shares held by consultants. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "PBDY". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 21, 2004, was $.11.


         INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Peabodys Coffee, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                              PEABODYS COFFEE, INC.

         We are a retailer and marketer of certified organic branded specialty coffee beverages and packaged whole bean coffees. We own and operate retail espresso coffee bar kiosks in a variety of corporate and institutional locations throughout California. We have also established wholesale operations and entered the mass retail markets through the sale of packaged whole bean coffees in supermarkets, specialty food stores and other mass retail venues under our Black Rhino Coffee(TM) brand. For the six and three months ended September 30, 2003, we generated revenues in the amount of $1,009,210 and $464,116 and net losses of $863,171 and $203,999, respectively. In addition, for the year ended March 31, 2003, we generated revenue in the amount of $2,543,286 and a net loss of $1,713,691. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated June 26, 2003, have expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 3845 Atherton Road, Suite 9, Rocklin, California 95765, and our telephone number is (916) 632-6090. We are a Nevada corporation.

     The Offering

     Common stock offered by selling stockholders..............   Up to 7,075,000 shares, including 200,000
                                                                  shares of common stock held by a consultant,
                                                                  875,000 shares of common stock issuable upon
                                                                  exercise of common stock purchase warrants at
                                                                  a price of $.08 per share, up to 3,500,000
                                                                  shares of common stock underlying convertible
                                                                  debentures in the amount of $250,000, up to
                                                                  2,500,000 issuable upon the exercise of common
                                                                  stock purchase warrants at an exercise price
                                                                  of $1.00 per share, based on current market
                                                                  prices and assuming full conversion of the
                                                                  convertible debentures and the full exercise
                                                                  of the warrants (includes a good faith
                                                                  estimate of the shares underlying convertible
                                                                  debentures and shares underlying warrants to
                                                                  account for market fluctuations, and
                                                                  antidilution and price protection adjustments,
                                                                  respectively). This number represents 16.5% of
                                                                  our then current outstanding stock.

     Common stock to be outstanding after the offering..........  Up to 42,836,358 shares

     Use of proceeds............................................  We will not receive any proceeds from the sale of the common stock. However, we will receive up to
                                                                  $2,500,000 upon exercise of the warrants by
                                                                  the selling stockholder. We expect to use
                                                                  the proceeds received from the exercise of
                                                                  the warrants, if any, for general working
                                                                  capital purposes. We received an aggregate
                                                                  of $250,000 in connection with the issuance
                                                                  of the convertible debenture to the selling
                                                                  stockholder. We used the $250,000 for the
                                                                  general working capital purposes, the
                                                                  repayment of existing secured convertible
                                                                  debentures and the payment of professional
                                                                  fees.

Over-The-Counter Bulletin Board Symbol..........................  PBDY

         The above information regarding common stock to be outstanding after the offering is based on 35,961,358 shares of common stock outstanding as of January 6, 2004 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on December 5, 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

         The investors provided us with an aggregate of $250,000 as follows:

            o $100,000 was disbursed to various of our secured debtholders on December 8, 2003;
            o     $100,000 was disbursed to us on December 8, 2003; and
            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

         The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share. In addition to the initial payment of $100,000 on December 8, 2003, the investor agreed to make payments to our current debtholders in the amount of $50,000 per month until the debtholders are paid an aggregate of $554,330.77. Such payments shall be applied toward the future exercise of the warrants held by the investor.

         The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

         On January 5, 2004, we entered into a Marketing Agreement with The Cervelle Group, LLC. Pursuant to the Marketing Agreement, we are required to issue The Cervelle Group 250,000 shares of common stock in consideration for various marketing services provided to our company including public relations the implementation of its business plan. This prospectus relates to the resale of 200,000 shares of common stock issued to The Cervelle Group.

         On October 22, 2003, in order to induce three accredited investors to exercise their warrants, we issued additional warrants to purchase an aggregate of 875,000 shares of common stock to three accredited investors. The warrants are exercisable into 875,000 shares of common stock at a price of $.08 per share.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

         We incurred net losses of $1,713,691 for the year ended March 31, 2003 and $611,965 for the year ended March 31, 2002. For the six months ended September 30, 2003, we incurred a net loss of $863,171. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales of Black Rhino Coffee(TM). Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We anticipate that we will require up to approximately $500,000 to fund our continued operations for the next twelve months, depending on revenue from operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

         Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy, including rapid growth in establishing the Black Rhino Coffee brand. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

         In their report dated June 26, 2003, our independent auditors stated that our financial statements for the year ended March 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended March 31, 2003 in the amount of $1,713,691 and stockholders deficit of $872,007 as of March 31, 2003. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE MAY BE REQUIRED TO PAY OUTSTANDING SECURED PROMISSORY NOTES WHICH ARE CURRENTLY IN DEFAULT. IF WE ARE REQUIRED TO REPAY THE OUTSTANDING DEBT OUR WORKING CAPITAL MAY DEPLETED OR WE MAY BE REQUIRED TO RAISE ADDITIONAL FUNDS TO REPAY SUCH DEBT. OUR FAILURE TO REPAY THE SECURED PROMISSORY NOTES COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In an earlier private placement, we offered and sold units, with each unit consisting of a secured promissory note ("Secured Note") and warrants to purchase common stock. We are now obligated to make quarterly payments on the interest outstanding and to repay such Secured Notes. As of September 30, 2003, we were in default on the principal balance of the Secured Notes in the amount of $35,000 and approximately $40,089 in arrears on such interest payments relating to the Secured Notes. Under the terms of the Security Agreement relating to the Secured Notes, a noteholder has the right to:

            o     declare all principal and interest immediately due and owing;
            o exercise its rights and remedies under the California Commercial Code as a secured creditor having a security interest in the collateral, which includes, but is not limited to, equipment, inventory, accounts, trademarks and tradenames and other intellectual property rights (the "Collateral"), and, in particular, sell any part of the Collateral; and
            o exercise any other rights or remedies of a secured party under California law.

As of the date hereof, we have not received any notice of default relating to the Secured Notes. It is our understanding that the noteholders lien has lapsed due to the noteholders failure to file a continuation with the California Secretary of State. Due to the noteholders failure to file a continuation, the California Secretary of State has purged the lien from its records.

A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR REVENUE AND IF WE ARE UNABLE TO MAINTAIN OUR CURRENT CUSTOMER BASE OR ATTRACT A NEW CUSTOMER BASE WE WILL BE REQUIRED TO CURTAIL OR CEASE OPERATIONS.

        Our four largest clients represent 47.4% and 59.6% of our gross revenue for the year ended March 31, 2003 and 2002, respectively. We would likely experience a material decline in revenues if we were to lose any of our major clients.

HIGH QUALITY CERTIFIED ORGANIC COFFEE IS LIMITED IN AVAILABILITY AND TRADED ON A NEGOTIATED BASIS. IF WE ARE UNABLE TO OBTAIN AN ADEQUATE SUPPLY OF CERTIFIED ORGANIC COFFEE, THEN OUR PROFITS MAY BE NEGATIVELY IMPACTED.

        The supply and price of coffee are subject to significant volatility. Although most coffee trades in the commodity market, coffee of the quality sought by our company tends to trade on a negotiated basis at a substantial premium above commodity coffee prices, depending upon the supply and demand at the time of purchase. We acknowledge that high quality certified organic coffee is limited in availability. We depend upon our relationship with our roaster, with coffee brokers and importers and with exporters for our supply of certified organic green coffee. We believe, based on relationships established with our suppliers in the past, that the risk of non-delivery is low. However, an increase in the prices of specialty coffees could have an adverse effect on our profitability.

THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO MANAGE ANY SUBSTANTIAL EXPANSION OF OUR BUSINESS, AND A FAILURE TO DO SO COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR OPERATING RESULTS.

         Our success will require significant expansion of our business. Any such expansion could place a significant strain on our resources and would require us to hire additional personnel to implement additional operating and financial controls and improve coordination between marketing, administration and finance functions. We would be required to install additional reporting and management information systems for sales monitoring, inventory control and financial reporting. There can be no assurance that we would be able to manage any substantial expansion of our business, and a failure to do so could have a materially adverse effect on our operating results.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. TKACHUK OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         Our success depends to a significant extent upon the continued service of Mr. Todd Tkachuk, our President, Chief Financial Officer and Secretary. Loss of the services of Mr. Tkachuk could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Tkachuk. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE HAVE RECENTLY COMMENCED SALES TO SUPERMARKETS, SPECIALTY FOOD STORES AND OTHER MASS RETAIL VENUES. AS WE HAVE RECENTLY COMMENCED ACTIVITIES IN MASS RETAIL MARKETS, WE DO NOT HAVE SUFFICIENT INFORMATION WITH RESPECT TO SALES WITHIN THE MASS RETAIL MARKET, THEREFORE WE CANNOT GUARANTEE THAT WE WILL BE SUCCESSFUL IN THIS MARKET. IF WE ARE NOT SUCCESSFUL IN ESTABLISHING OUR COMPANY WITHIN THE MASS RETAIL MARKET OUR REVENUE MAY BE SEVERELY IMPACTED.

         Our company's strategic goal is to establish our packaged consumer Black Rhino Coffee(TM) brand in domestic mass retail markets. We do not presently have sufficient historical information with respect to the levels of retail sales of these products. Due to our relatively short history in this market and our lack of information with respect to the retail sales of Black Rhino Coffee(TM), we cannot at this time determine if our initial efforts to enter the mass retail markets have been successful or if these efforts will ever be successful. If we are not successful in entering the mass retail market our revenue may be severely impacted.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of January 6, 2004, we had 35,694,444 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 38,694,444 shares of common stock at current market prices, and outstanding warrants and options to purchase 9,519,836 shares of common stock, including, 2,500,000 shares of common stock issued pursuant to the Securities Purchase Agreement dated December 5, 2003. In addition, pursuant to the Plan and Agreement of Reorganization and merger we assumed the rights and obligations or convertible promissory noted that are convertible into 75,604 shares. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of January 8, 2004 of $0.14.

                                                   Number             % of
% Below        Price Per       With Discount       of Shares        Outstanding
Market          Share             at 20%           Issuable            Stock
------          -----             ------           --------            -----
25%            $.1050             $.0840           30,238,095          45.68%
50%            $.0700             $.0560           46,607,143          56.45%
75%            $.0350             $.0280           95,714,286          72.69%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 76,388,889 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE FAIL TO OBTAIN STOCKHOLDER APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK, WE MAY BE REQUIRED TO REPAY THE CONVERTIBLE DEBENTURE AS WELL AS VARIOUS PENALTIES.

We presently do not have an adequate amount of authorized and unissued shares of common stock to issue in connection with the financing entered into with La Jolla Cover Investors, Inc. In the near future we intend to hold a meeting for the purpose of obtaining stockholder approval to increase our authorized shares of common stock of which we can provide no assurance that we will be able to obtain. In the event that we are unable to obtain an increase in our authorized common stock, we will be required to repay the debenture and we will be subject to prepayment penalties.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In December 2003, we entered into a Securities Purchase Agreement for the sale of an aggregate of $250,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 7 3/4% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN APPROXIMATELY 12.4% OF OUR STOCK; THEIR INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

         As of December 15, 2003, our executive officers, directors and affiliated persons beneficially owned approximately 12.4% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

            o     elect or defeat the election of our directors;
            o amend or prevent amendment of our articles of incorporation or bylaws;
            o effect or prevent a merger, sale of assets or other corporate transaction; and
            o control the outcome of any other matter submitted to the stockholders for vote.

         As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and
            o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

            o obtain financial information and investment experience objectives of the person; and
            o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and
            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants and we received an aggregate of $250,000 in connection with the issuance of the convertible debenture to the selling stockholder. We used the $250,000 for the general working capital purposes, the repayment of existing secured convertible debentures and the payment of professional fees. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "PBDY". Our common stock has been quoted on the OTCBB since November of 1997.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                           High($)            Low ($)
                                           ------             -------
    2000
Fourth Quarter                              0.25               0.065

    2001
First Quarter                               0.1563             0.0625
Second Quarter                              0.14               0.03
Third Quarter                               0.85               0.04
Fourth Quarter                              1.38               0.38

    2002
First Quarter                               0.755              0.51
Second Quarter                              0.88               0.42
Third Quarter                               0.60               0.22
Fourth Quarter                              0.38               0.25

    2003
First Quarter                               0.38               0.08
Second Quarter                              0.28               0.07
Third Quarter                               0.19               0.07
Fourth Quarter                              0.15               0.06

HOLDERS

         As of January 6, 2004, we had approximately 704 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Company, Inc., 1981 4800 South, Suite 100, Salt Lake City, Utah 84117.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

            o     discuss our future expectations;
            o contain projections of our future results of operations or of our financial condition; and
            o     state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

SIX MONTHS ENDED SEPTEMBER 30, 2003 (UNAUDITED) COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 2002 (UNAUDITED)

REVENUES

Net revenues for the six months ended September 30, 2003 decreased 27.3% to $1,009,210 from $1,388,392 for the same period in fiscal 2002. This was primarily due to the closing of full service sites during the year. Retail sales accounted for 88.0% of revenues and wholesale accounted for 12.0% in the six months ended September 30, 2003.

COSTS AND EXPENSES

Cost of sales for the six months ended September 30, 2003 decreased 23.8% to $447,597 from $587,522 for the same period in fiscal 2002. As a percentage of net revenues, cost of sales increased to 44.4% for the six months ended September 30, 2003 from 42.3% for the comparable period in fiscal 2002. The increase as a percent of net revenues is primarily due to increase in wholesale revenues.

Employee compensation and benefits for the six months ended September 30, 2003 decreased to $524,331 from $699,936 for the same period in fiscal 2002. As a percentage of net revenues, employee compensation and benefits increased to 52.0% for the six months ended September 30, 2003 from 50.4% for the comparable period in fiscal 2002. The increase as a percent of net revenues is primarily due to decrease in revenues, despite a real cost decrease.

General and administrative expenses for the six months ended September 30, 2003 increased to $188,123 from $162,530 for the same period in fiscal 2002. As a percentage of net revenues, general and administrative expenses increased to 18.6% for the six months ended September 30, 2003 from 11.7% for the comparable period in fiscal 2002. The increase as a percent of net revenues is primarily due to slotting fees.

Occupancy costs for the six months ended September 30, 2003 decreased to $127,340 from $159,874 for the same period in fiscal 2002. As a percentage of net revenues, occupancy costs increased to 12.6% for the six months ended September 30, 2003 from 11.5% for the comparable period in 2002.

Director and professional fees for the six months ended September 30, 2003 increased to $185,878 from $181,215 for the same period in fiscal 2002. The majority of these expenses result from the engagement of various consultants to assist the Company in obtaining growth financing and in penetrating new markets with its packaged consumer brand of Black Rhino Coffee(TM).

Depreciation and amortization expense for the six months ended September 30, 2003 decreased to $43,210 from $63,770 for the same period in fiscal 2002. As a percentage of net revenues, depreciation and amortization expense decreased to 4.3% for the six months ended September 30, 2003 from 4.6% for the comparable period in fiscal 2002.

Operating losses for the six months ended September 30, 2003 increased to $582,125 from $466,213 for the same period in fiscal 2002. As a percentage of net revenues, operating losses increased to 57.7% for the six months ended September 30, 2003 from 33.6% for the comparable period in fiscal 2002.

NET LOSS

Net loss for the six months ended September 30, 2003 increased to $863,171 from $525,954 for the same period in fiscal 2002. As a percentage of net revenues, net losses increased to 85.5% for the six months ended September 30, 2003 from 37.9% for the comparable period in fiscal 2002.

YEAR ENDED MARCH 31, 2003 (AUDITED) COMPARED TO THE YEAR ENDED MARCH 31, 2002 (AUDITED)

For the year ended March 31, 2003, the Statements of Loss show a 16.8% decrease in sales and an 8.7% decrease in gross profit over the prior year. We incurred a net loss for the year ended March 31, 2003 of $1,713,691.

REVENUES

Net revenues for the year ended March 31, 2003 decreased 16.9% to $2,543,286 from $3,059,676 for the corresponding period in fiscal 2002. This decrease was due primarily to the closure of two hospital kiosk locations in Southern California in June 2002. These locations accounted for approximately $569,000 of the decrease in revenue. In addition, our new Black Rhino Coffee(TM) product line began shipping during the year ended March 31, 2003. Sales of this product accounted for approximately 4.2% of our total revenue for the year ended March 31, 2003. For the year ended March 31, 2003, kiosk and retail outlet revenue was generated from 6 different major clients, with the largest client representing 13.2% of total net revenue.

COSTS AND EXPENSES

Cost of goods sold for the year ended March 31, 2003 decreased to $1,049,071 from $1,149,629 for the same period in fiscal 2002. As a percentage of net revenues, cost of goods sold increased to 41.2% for the year ended March 31, 2003 from 37.6% for the comparable period in fiscal 2002. The increase as a percentage of net revenues was primarily due to a shift in the sales mix from higher margin kiosks to lower margin kiosks and the Black Rhino Coffee(TM) product line. Lower margin kiosks are those that offer food products in addition to the higher margin beverages.

Employee compensation and benefits for the year ended March 31, 2003 decreased to $1,387,544 from $1,445,385 for the same period in fiscal 2002. As a percentage of net revenues, employee compensation and benefits increased to 54.6% for the year ended March 31, 2003 from 47.2% for the comparable period in fiscal 2002. The increase as a percentage of net revenues was primarily due to higher staffing levels at our retail cafe relative to our traditional sites, and increased workers compensation insurance rates in effect throughout the state of California.

General and administrative expenses for the year ended March 31, 2003 increased to $367,353 from $303,688 for the same period in fiscal 2002. As a percentage of net revenues, general and administrative expenses increased to 14.4% for the year ended March 31, 2003 from 9.9% for the comparable period in fiscal 2002. The increase as a percentage of net revenues was primarily due to slotting fees, commissions, trade shows, and travel expenses related to our Black Rhino Coffee(TM) product line.

Occupancy costs for the year ended March 31, 2003 decreased to $298,819 from $341,657 for the same period in fiscal 2002. As a percentage of net revenues, occupancy costs for the year ended March 31, 2003 were comparable to the same period in fiscal 2002.

Director and professional fees for the year ended March 31, 2003 increased to $392,016 from $316,651 for the same period in fiscal 2002. The majority of these expenses result from the engagement of various consultants and legal fees to assist us in obtaining growth financing and in penetrating new markets with our packaged consumer brand of Black Rhino Coffee(TM).

Operating losses for the year ended March 31, 2003 increased to $1,132,219 from $632,402 for the same period in fiscal 2002. As a percentage of net revenues, operating losses increased to 44.5% for the year ended March 31, 2003 from 20.7% for the comparable period in fiscal 2002. The increased operating loss is primarily due to lower gross profit dollars on reduced sales, and higher employee compensation and benefits costs and higher director and professional fees.

Legal expense related to our pending litigation against a former executive amounted to $153,253 for the year ended March 31, 2003. On May 8, 2002, we initiated legal action against our former CEO, Clifford Brent Young, and others. The complaint alleged, among other things, that Mr. Young, in association with a former employee, had breached contractual duties, and/or committed torts, in connection with the purported cancellation of contracts between us and a client, and in connection with other acts of competition, disparagement, and conversion. On May 30, 2002, Mr. Young filed a petition for bankruptcy with the United States Bankruptcy Court, Central District of California, staying the action as to him. Our ultimate ability to pursue relief against Mr. Young remains to be determined, and there can be no assurance that we will be successful in pursuing our claims in that forum. We have settled our claims against the former employee.

NET LOSS

Net loss for the year ended March 31, 2003 increased to $1,713,691 from $611,965 for the same period in fiscal 2002. As a percentage of net revenues, net losses increased to 67.4% for the year ended March 31, 2003 from 20.0% for the comparable period in fiscal 2002. The increased net loss is primarily due to financing costs related to our secured convertible debentures, legal expense related to our former CEO, and the increased operating loss.

LIQUIDITY & CAPITAL RESOURCES

For the six months ended September 30, 2003, we had a net operating loss of $582,125 and an overall net loss of $863,171. At September 30, 2003, we had a working capital deficit of $1,394,444 and a shareholder's deficit of $1,185,760.

Our ability to continue as a going concern is dependent upon several factors. These factors include our ability to:

            o generate sufficient cash flows to meet our obligations on a timely basis;
            o obtain acceptance of payment terms for certain payables to key vendors;
            o     obtain additional financing or refinancing as may be required;
            o     aggressively control costs; and
            o     achieve profitability and positive cash flows.

We plan to address these challenges by building on the successful launch of our organic Black Rhino Coffee(TM) brand into the U.S. mass retail sector. Since introduction in May 2002 at the FMI supermarket convention, the brand has penetrated the shelves of approximately 500 supermarkets. The benefit of this channel of trade is that a small number of orders can significantly increase our revenues and earnings. Although we cannot provide guarantees, we believe that entry to this new market sector will expose us to different and potentially more fertile financing opportunities, such as project-based debt financing secured by purchase order or accounts receivable notes. We believe this is a crucial new opportunity for us given the continuing uncertainty of conventional equity markets.

We also believe our strategic alliance with Marathon Global will facilitate rapid market penetration by providing a level of credibility and negotiating strength otherwise unavailable to us. We further believe that our gradual transition from reliance on full-service units to an asset-light company concentrating more on brand ownership and management will reduce the capital needs for future large tangible asset acquisitions.

We had net cash provided from financing activities for the six months ended September 30, 2003 totaling $336,700. Cash from financing activities primarily consists of $250,000 from issuance of a convertible debenture. These amounts were primarily utilized in the day-to-day operations of our company.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investors in December 2003 for the sale of
(i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock.

This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. La Jolla Cove Investors provided us with an aggregate of $250,000 as follows:

            o $100,000 was disbursed to various of our secured debtholders on December 8, 2003;
            o     $100,000 was disbursed to us on December 8, 2003; and
            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share. In addition to the initial payment of $100,000 on December 8, 2003, the investor agreed to make payments to our current debtholders in the amount of $50,000 per month until the debtholders are paid an aggregate amount of $554,330.77. Such payments shall be applied toward the future exercise of the warrants held by the investor.

La Jolla Cove Investors has contractually committed to convert not less than 5.0% and not more than 15.0% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. The 15% maximum is not applicable if the market price at the time of the conversion at anytime during the applicable month is higher than the market price at closing of the financing. La Jolla Cove Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5%, but not more than 15%, of the warrants per month. The 15% maximum is not applicable if the market price at the time of the conversion at anytime during the applicable month is higher than the market price at closing of the financing. In the event that La Jolla Investors breaches the minimum and maximum restrictions on the debenture and warrant, La Jolla will not be entitled to collect interest on the debenture for that month.

La Jolla has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

                                    BUSINESS

 OVERVIEW

         We are a Nevada corporation engaged in the retailing and marketing of certified organic branded specialty coffee beverages and packaged whole bean coffees. We plan to focus our efforts on establishing wholesale operations to enter the mass retail markets through the sale of packaged whole bean coffees in supermarkets, specialty food stores and other mass retail venues. We currently sell our coffee beverages and whole bean coffees through company-operated retail stores and espresso bars (kiosks), positioned primarily in corporate and institutional locations and have made our initial sales of Black Rhino Coffee(TM) to five distribution centers in western, central and eastern United States. As of September 30, 2003, we operated four coffee kiosks and three retail stores located throughout California. Our four largest clients represent 47.4% of our gross revenue for the year ended March 31, 2003 and 59.6% of the gross revenue for the year ended March 31, 2002, which gross revenues were generated through our company-operated retail stores and espresso bars (kiosks).

         As described in more detail below, despite profitability with respect to individual stores and kiosks, as a whole we have not been profitable. As shown in the accompanying financial statements for the fiscal year ended March 31, 2003, we had a net operating loss of $1,132,219, and an overall net loss of $1,713,691. For the six months ended September 30, 2003, we had a net operating loss of $582,125 and an overall net loss of $863,171.

         We have converted all our operations from the use of conventionally grown coffee to using only certified organic coffee. Our organic coffees are independently certified by Quality Assurance International, a global leader in organic certification who recently announced its accreditation from the United States Department of Agriculture to certify organic claims under the United States Department of Agriculture's National Organic Program. We have developed the Black Rhino Coffee(TM) trade name for marketing certified organic coffee.

OUR BACKGROUND

PEABODYS CA

         Our current business began with the formation of Peabodys Coffee, Inc., a California corporation, in 1995. Co-founder Todd Tkachuk (who is currently one of our officers and directors) conceived of a company that would contract with foodservice companies, which held contracts for institutional venues such as corporate facilities, universities or hospitals. Peabodys CA would enter into a subcontract with the client (which had a general contract to provide food services to the host facility) to install coffee kiosks at the host organization. In return, Peabodys CA paid the client a percentage of the gross revenues generated by each kiosk. The Peabodys CA model is the basis of our existing full service retail operations today.

THE MERGER

         On March 12, 1999, we entered into a Plan and Agreement of Reorganization with Peabodys CA. Prior to March 12, 1999 we operated under the name, Mine-A-Max Corporation, a Nevada corporation. We were a development stage mining company until our merger with Peabodys CA. We were initially incorporated under the laws of the State of Nevada on July 26, 1989 with the name Kimberly Mines, Inc. for the purpose of mineral exploration and mine development. Several months later we were the surviving company in a merger with Blue Ute Mining & Exploration, Inc., a Utah corporation. On August 15, 1997, we changed our name to Mine-A-Max Corporation. The Plan and Agreement of Reorganization provided for a share exchange in which we offered shareholders of Peabodys CA one share of our common stock in exchange for one share of Peabodys CA common stock. The shares were offered by us in reliance on the exemption from registration provided by Rule 506 of Regulation D. The Plan and Agreement of Reorganization provided further that, after we had acquired a majority of the outstanding stock of Peabodys CA, we would effect a merger of Peabodys CA into our company. On March 15, 1999 we filed an Amendment to Articles of Incorporation with the State of Nevada changing our name from Mine-A-Max Corporation to Peabodys Coffee, Inc. On June 30, 1999, we effected a merger with Peabodys CA as the disappearing corporation and our company as the surviving corporation. All shares of Peabodys CA common stock were converted to shares of our common stock.

INDUSTRY OVERVIEW

         We believe that the specialty coffee industry will continue to grow. According to Mr. Robert F. Nelson, President and CEO of the National Coffee Association, "...in 2001, 10% of American adults say they drink gourmet coffee every day, that is, premium whole bean or ground varieties - exactly double from a year ago." Mr. Nelson also reported, "...occasional consumption of specialty coffee has surged during the past five years in the United States, increasing from 35% of the adult population in 1997 to 62% in 2001 - from 80 million to 127 million drinkers." (transcript of presentation titled "U.S. Coffee Trends:
1991-2001," in May 2001). According to the Specialty Coffee Association of America, total U.S. retail sales of specialty coffee beverages were $5.3 billion in 2000 while retail sales of specialty coffee beans reached $2.5 billion.

         We believe that several factors have contributed to the increase in demand for specialty coffee and will continue to do so, including:

            o Greater consumer awareness of specialty coffee as a result of its increasing availability;
            o Increased quality differentiation over commercial grade coffees by consumers;
            o Increased demand for all premium food products, including specialty coffee, where the differential in price from the commercial brands is small compared to the perceived improvement in product quality and taste;
            o Ease of preparation of specialty coffees resulting from the increased use of automatic drip coffee makers and home espresso machines; and
            o Increased pace and pressures of everyday life. Specialty coffee fits within the "affordable luxury" or "small self-indulgence" categories, and as such directly addresses a significant trend among consumers to make low-cost self-reward purchases to temper the stresses of everyday life.

SUSTAINABLE COFFEES

         The industry buzzword "Sustainable Coffee" emerged to represent a broad spectrum of ideas relating to the production and consumption of specialty coffees. In September 1997, the Specialty Coffee Association of America created a special task force to define the term. The result was the adoption of a Statement of Understanding, which defined the issue as having three legs:
Environmental, Economic, and Social.

         We believe that most coffee consumers are unaware of the many environmental, economic, and social ramifications surrounding the production of coffee. We also believe that the majority of the conventional coffee industry does not meet two basic tests of sustainability: protection of the environment and social fairness. We believe a growing number of coffee producers, coffee companies and consumers are actively taking steps to encourage the coffee industry to move toward more environmentally friendly practices and toward practices which are more economically and socially beneficial for producers.

         Three categories of coffees attempt to meet some or all of these criteria; they are Organic, Shade Grown and Fair Trade, collectively termed "sustainable coffees". Each sustainable coffee has its own criteria, creating considerable confusion. Fair Trade coffee means that coffee farmers receive fair payments in the form of a "floor" price for their beans. Although this allows coffee farmers to make minimal profits during depressed market conditions, Fair Trade guidelines do not adequately address issues surrounding the environment, biodiversity, species preservation or whether or not the coffee trees come from genetically modified rootstocks. Shade Grown refers to the condition under which the coffee is grown. Shade Grown coffees ensure that multiple species have habitat and that there is preservation of the dwindling tropical rainforests. However, Shade Grown does not address the use of agrochemicals, or whether the coffee trees come from genetically modified rootstocks. Nor does Shade Grown coffee address important socioeconomic issues.

CERTIFIED-ORGANIC COFFEE

         Certified Organic coffee is produced with methods that preserve the soil and prohibit the use of agrochemicals. Organic coffee farming ensures that shade-friendly varieties of coffee are planted and that full-sun hybrids or genetically modified coffee trees cannot (by law) be used. In addition, we believe, similar to Fair Trade, Certified-Organic coffees offer a premium to farmers and during low markets Certified-Organic farmers are able to turn profits. As Taylor Maid Farms' Roastmaster, Mark Inman states, "The checks and balances that result from an organic system comes from the interaction of a wide variety of life forms. Organic agriculture is more a system of relationships than a means to a marketable seal." (from "Navigating the Sea of Terms: a Coffee Buyers' Guide," posted on Taylor Maid Farms' website). Organic growers are also rewarded with farms that remain fertile for decades, with clean water, and with good health. We believe that Certified-Organic coffee is the only coffee that addresses the social, economic and environmental issues surrounding the sustainability of the coffee industry.

         According to the Sustainable Coffee Survey of the North American Specialty Coffee Industry, published in July 2001, Organic coffee has demonstrated steady 20% annual growth rates in recent years. The Sustainable Coffee Survey of the North American Specialty Coffee Industry also indicates that consumers are willing to pay a modest premium for sustainable coffee but they prefer one-stop shopping for their food needs, and availability implies both convenience and visibility. In addition, the Sustainable Coffee Survey of the North American Specialty Coffee Industry reports that many North American supermarkets either do not stock sustainable coffees or present only one, often as a single origin or blend, and usually Organic. According to the Sustainable Coffee Survey of the North American Specialty Coffee Industry, although considerable quantities of Organic coffee are sold through the grocery and supermarket channel, their ready availability is limited to the West Coast and select urban areas.

ORGANICS

         We believe that organic products are emerging as a major trend in the U.S. market. According to Datamonitor (Natural Foods Merchandiser, Organic Trade Association), retail sales of organic products in the U.S. are growing steadily, showing an annual compound growth rate of more than 22% over the last five years. A recent study published by the Natural Marketing Institute in cooperation with the Organic Trade Association estimated that U.S. retail sales of organics in 2001 would be $9.3 billion and $20 billion by 2005 assuming a "conservative" annual growth rate of 20%.

         We believe the U.S. boom in organic products is fueled by increasing consumer demand resulting from:

            o     consumer concerns about the general safety of their food;
            o     the higher quality of certified organic products;
            o the social and environmental benefits that organic production represents; and
            o     the perceived health benefits of consuming organic products.

         According to Roper Starch Worldwide, in a report released in July 2001, concerns about food safety, coupled with the assurances of health benefits and high quality of certified organic products, are strengthening consumer interest in organic foods. The Roper report also indicates:

            o 51% of Americans predict that organic food will be a bigger part of their diet within the next five years;
            o Six in ten Americans (63%) buy organic foods and beverages at least occasionally;
            o Two-thirds (68%) say organics will be a major food trend in the new millennium.

         We believe that certified organic foods and beverages provide American consumers with peace of mind, an assurance of safety and the chance to cast a vote for a more environmentally friendly kind of agriculture. It is important to note that while 63% of U.S. consumers say they buy organic foods or beverages at least occasionally when they shop, we believe that the lack of availability at conventional supermarkets and grocery stores is one reason many people don't buy more organic. With high growth forecast resulting from rising consumer awareness and demand, we believe that the organic movement is clearly moving from the commercial fringes into the mainstream.

BUSINESS STRATEGY

         Our strategic goal is to establish Black Rhino Coffee(TM) as a sustainable and dominant packaged brand of certified organic coffee in the domestic mass retail market. This strategy represents our adolescence - the transition from our full service units (kiosks and retail stores) in limited-geography institutional markets to a widely distributed packaged consumer brand called Black Rhino Coffee(TM).

BLACK RHINO COFFEE(TM)

         We believe the specialty coffee market environment is one that depends heavily on brand presence for sustainable success. The Black Rhino Coffee(TM) brand differentiates itself from other specialty coffee brands by the following:

         Certified Organic Only. We offer only certified organic coffee. We do not offer any coffees that are produced using conventional coffee practices. All Black Rhino Coffee(TM) is naturally grown - no chemical pesticides, herbicides, fungicides or chemical fertilizers have ever come in contact with Black Rhino Coffee(TM) beans.

         High Quality Coffee. We source and procure the highest quality certified organic arabica beans available from the world's coffee-producing regions. Each varietal of coffee is roasted by hand in small batches to achieve its peak flavor. We believe that organically grown coffee beans mature more slowly as nature intended - resulting in superior flavor.

         Competitive Price. We believe the biggest barrier to converting non-organic consumers to quality organic products is excessive price premiums typically associated with organic products. We offer Black Rhino Coffee(TM) at prices comparable to non-organic high quality specialty brands such as Starbucks. We believe that pricing high quality organic coffee comparable to leading non-organic brands distinguishes Black Rhino Coffee(TM) from other organic coffees.

         We have begun the transition from an operations intensive company to a highly skilled corporation focusing on brand ownership and management. At the appropriate time, we intend to exit our full service operations entirely and redeploy the capital in support of our strategic goal. Full service operations are entirely different in modus operandi, capital needs, system requirements and essential management skills from those of packaged consumer brand ownership and management.

         We recognize the need to develop in-house skills for brand management. We believe this can be accomplished with a "light" but "highly skilled" central staff. Although we intend to outsource production, packaging and fulfillment, it is essential to recruit or develop top-level skills for the management of the Black Rhino Coffee(TM) supply chain. We believe that much of the sales, marketing and distribution tasks associated with the Black Rhino brand can be outsourced or executed through strategic alliances, however, we will require high quality consumer brand management skills within the organization.

FULL SERVICE OPERATIONS

         Our existing business has been developed on a business strategy based on the following concepts:

         Business and Institutional Locations. We focus on locating our coffee kiosks in business and institutional facilities. We have experienced both lower competition and reduced advertising and marketing expenses by installing kiosks in such areas, since the kiosks have a nearby captive audience of employees and students at business and institutional sites.

         Low Cost Operations. The cost of opening and operating each kiosk is less than the cost of opening and operating the fixed, retail stores operated by many other specialty coffee retailers.

         We utilize a client-host/captive-consumer model. This model has two distinctive components. The client-host component means that we establish relationships with our "clients" (large institutions and food service providers) with the intention of multiple kiosk placements within the client's area of operation. In lieu of rent, we normally pay the client a percentage of the revenues generated by each kiosk, thereby giving the client incentive to assist us in a successful kiosk placement. The captive-consumer component refers to the placement of kiosks in heavy traffic areas where people (potential customers) have already congregated for other reasons. Examples of typical placements are hospitals, or school campuses.

         Our typical site, which includes the kiosk, related components, and workspace for employees, occupies a footprint of approximately 150 square feet. Due to the client-host/captive-consumer model described above, we usually incur no fixed rental expense for this real estate. Likewise, there are usually no common area maintenance charges, and all utilities, such as electricity, heat, air conditioning, and water, are furnished by the host or client at no cost to us.

EXPANSION PLANS

         As previously discussed, our strategic goal is to establish our packaged consumer Black Rhino Coffee(TM) brand in domestic mass retail markets. We believe that the strength of Marathon Global, an Arkansas corporation which is a sales and marketing consultant to our company, and its mass market relationships, supported by favorable market dynamics (see Industry Overview) will provide growth opportunities for the Black Rhino Coffee(TM). We have entered into a consulting agreement with Marathon which provides that in consideration of 100,000 shares of common stock and an option to purchase 200,000 shares of common stock received by Marathon, it has agreed to provide us in promoting and selling Black Rhino Coffee(TM). Marathon is also entitled to a 5% commission on all sales of Black Rhino Coffee(TM) made directly by Marathon on our behalf and 7% commission on sales made through representatives to sell Black Rhino Coffee(TM). We entered into the consulting agreement with Marathon on January 3, 2002 and it will expire on December 31, 2004. In addition, we believe that the Black Rhino Coffee(TM) brand has a compelling set of brand characteristics that clearly differentiate itself from its competitors.

         We have already experienced significant interest in our Black Rhino Coffee(TM) brand including a willingness of mass-market buyers to speak with our representatives and us in order to evaluate and sample our product, provide feedback on our packaging and marketing plans, commencing discussions regarding the requirements for the buyers to place purchase orders with us and placing orders for our product. Beginning in September 2002, we shipped orders of Black Rhino to the following major national food distributors:

            o     Associated Wholesale Grocers based in Kansas;
            o     Bi-Lo Inc. based in South Carolina;
            o     SuperValu Rich Foods based in Virginia; and
            o     SuperValu Rich Foods based in Pennsylvania.

In addition, we have secured the services of several food brokers to represent the Black Rhino Coffee(TM) brand in various regions of the U.S. through our joint efforts with Marathon Global, we anticipate having a shelf presence in 1,000 supermarkets or mass market retailers by the middle of 2004.

         We do intend to allocate resources for the purpose of generating new growth opportunities for our full service retail operations. Should high-quality opportunities present themselves within existing geographic markets, with existing operating management and supply infrastructure, we may, given optimal conditions, open additional full service units. All existing full service operations will be given appropriate support. As previously indicated, we have clearly defined our strategic goal and focus to be the rapid development of Black Rhino Coffee(TM) as a packaged consumer brand available through mass retail markets.

MARKETING STRATEGY

RETAIL SALES OF BLACK RHINO COFFEE(TM)

         We are aware of the potential pitfalls associated with brand marketing budgets. We believe that today's consumers are nearly blind to the thousands of brand messages they are exposed to on a daily basis. The risk is to spend, spend and spend on creating consumer brand awareness and trial purchase. While we accept that a "No Spend" route is not an option, we do not anticipate any material "above the line" marketing campaigns during our initial strategic cycle aimed at establishing shelf presence in the domestic mass retail markets. We will support the brand, but only through targeted tactical programs mutually developed and implemented with our retail clients. Support costs for this grassroots approach will be identified and budgeted within the basic economic model on a project-by-project basis.

KIOSK SALES

         We plan to re-brand all of our full service retail operations to Black Rhino Coffee(TM). We fully implemented certified organic coffee into our full service operations in November 2001. We anticipate that full service operations will benefit from the development of the Black Rhino Coffee(TM) brand. Full service retail units have recently gained access to packaged Black Rhino whole bean coffees as well as other quality marketing materials. Our plans to re-brand all of our full service retail operations to Black Rhino Coffee(TM) will be implemented as soon as practicable, however such plans are subject to cash constraints of our company.

SUPPLIERS

         We currently purchase our own green coffee beans and provide our proprietary specifications for degree of roast and blending recipes to Terranova Roasting Co., Inc. in Sacramento, California. Terranova then roasts and blends to our exact specifications. Finished product is packaged, sealed and shipped through our various distribution channels as ordered. Terranova is a Quality Assurance International certified coffee roaster serving central California. We have no contract in effect with Terranova other than the purchase orders we place. We believe that Terranova may not be able to meet our needs in the near future and that it may be necessary to contract out to other certified organic coffee roasters. We have been in contact with other qualified suppliers and certified organic roasters who could fulfill our supply requirements in the foreseeable future. Any risk associated with having only one certified organic coffee roaster, therefore, appears to be minimal.


         We use only the highest quality certified organic "arabica" species of coffee. The supply and price of coffee are subject to significant volatility. Although most coffee trades in the commodity market, coffee of the quality sought by us tends to trade on a negotiated basis at a substantial premium above commodity coffee prices, depending upon the supply and demand at the time of purchase. We acknowledge that high quality certified organic coffee is limited in availability. We depend upon our relationship with our roaster, with coffee brokers and importers and with exporters for our supply of certified organic green coffee. We believe, based on relationships established with our suppliers in the past, that the risk of non-delivery is low.

In recent years, green coffee prices have been under considerable downward pressure due to oversupply, and this situation is likely to persist in the short term. We believe that low coffee price ranges generally experienced in recent years are not considered high enough to support proper farming and processing practices. With the growth of the specialty coffee segment, it is important that prices remain high enough to support world consumption of the high quality coffees. We generally try to pass on coffee price increases to our customers. There can be no assurance that we will be successful in passing on green coffee price increases without losses in sales volume or gross margin.

COMPETITION

         The specialty coffee market is highly competitive. We have a minor position within both the overall coffee industry as well as the certified organically grown segment of the coffee industry. We attempt to compete within the industry by providing superior taste and quality, value, and on the organic aspect of our product, rather than on price of our products. We compete with both large providers of specialty coffees as well as certified organically grown coffees that have supermarket shelf presence in multiple regions. However, such providers of certified organically grown coffees generally only provide such organic coffee as a supplement to their core conventional coffees. We are aware of several small regional brands with limited shelf presence, offering certified organic coffee. A number of nationwide coffee manufacturers distribute coffee products in supermarkets and convenience stores and have the potential to enter the organic coffee market.

         We are aware of other companies which sell specialty coffee from kiosks and coffee carts, but these are all very small operations with only a few kiosk locations each. We are not aware of any other company, on either a regional or national level, which specializes in sales of specialty coffee from kiosks or coffee carts on the same scale as us, or which has a number of units approaching that of our company. We acknowledge that several large, well-capitalized multi-unit retailers are capable of entering the kiosk and coffee cart market. Currently, however, to our knowledge, none of these retailers are focusing on the kiosk or coffee cart market.

INTELLECTUAL PROPERTY

         We have the following trademark registrations or pending trademark applications:

         o a United States federal trademark registration for our RHINOCEROS Design logo (Regis No. 2097721), which registration has expired and may or may not be renewed.

         o a (European) Community Trademark registration for BLACK RHINO COFFFEE (Regis. No. 2664357);

         o an application pending with the U.S. Patent and Trademark Office for the word mark BLACK RHINO COFFEE (Ser. No. 78107053), which mark was approved for publication on January 2, 2004;

         o an application pending with the U.S. Patent and Trademark Office for BLACK RHINO COFFEE & Design (Serial No. 76406291), which application is the subject of an office action by the U.S. Patent and Trademark Office, and is likely to be abandoned in the near future as part of our conversion to using the BLACK RHINO COFFEE & Design mark referred to at point (v) below;

         o an application pending with the U.S. Patent and Trademark Office for BLACK RHINO COFFEE & Design (Serial No.76540932), which application is currently pending before the U.S. Patent and Trademark Office;

         o an application pending with the U.S. Patent and Trademark Office for SPIRITU BLEND (Serial No. 76399542), which application is the subject of a Notice of Allowance and the recent filing of a Statement of Use;

         o an application pending with the U.S. Patent and Trademark Office for ALMA BLEND (Serial No. 76399543), which application is the subject of a Notice of Allowance and the recent filing of a Statement of Use;

         o an application pending with the U.S. Patent and Trademark Office for COFFEE WITH BODY AND SOUL (Serial No. 76399544), which application is the subject of a Notice of Allowance; and

         o an application pending with the Canadian Intellectual Property Office for the word mark BLACK RHINO COFFEE (Application No. 1132865), which application is currently the subject of a Notice of Approval.

         We are aware of another entity in North Carolina that has been using the name "Peabodys Coffee Co." in the coffee industry in the United States. This entity, Peabodys Coffee Company of Charlotte, North Carolina, received a U.S. federal trademark registration for PEABODYS COFFEE CO. & Design (Regis No. 2039810) on February 25, 1997, which registration was canceled on November 29, 2003. We believe we have the right to use the trade name and/or trade mark PEABODYS in those geographic areas of the United States in which we were first to use the PEABODYS trade name and/or trade mark, as well as, possibly, in other areas of the U.S. to the extent Peabodys Coffee Company has abandoned its use of the PEABODYS COFFEE CO. & Design mark, has acquiesced to our use of PEABODYS as a trade name and/or trademark, or is barred by the legal doctrine of laches from stopping our continued use of the PEABODYS trade name and/or trademark. However, if a competent tribunal were to determined that we are not able to continue using the name and/or mark PEABODYS, this could have a materially adverse effect on our company in that we would have to select a different name under which to do business, and have to re-establish any lost goodwill and name recognition. As uncertainty remains concerning such issues as prior use, abandonment, acquiescence and laches, the risk of our not being able to continue using the PEABODYS trade name and/or trademark is very difficult to quantify at this time.

EMPLOYEES

         We currently have 38 employees of which 9 are full-time employees and 2 of which are administrative.

SEASONALITY

         Because we serve both hot and cold coffee drinks, the sales of our products at most kiosk locations do not appear to be significantly affected by the seasons. However, those kiosks located in educational facilities are affected by the seasons to the extent that sales are significantly less when school is not in session.

DESCRIPTION OF PROPERTIES

         Our principal executive offices are located at 3845 Atherton Road, Suite 9, Rocklin, California, 95765, and our telephone number is (916) 632-6090. The facility is utilized in the following manner:

         o        administrative offices;

         o        professional offices;

         o        storage and warehousing; and

         o        product development.

         The facility consists of approximately three thousand (3,000) square feet of office and warehouse space, leased for $2,957 per month. The lease is currently on a month to month basis. We believe that our existing facilities are adequate for our current use.

         Our kiosks used for our day-to-day operations on our sites vary from site to site, but generally occupy 150 square feet with related equipment and display space. Standard equipment on each kiosk includes an espresso machine, espresso grinders, a coffee brewer, blender, cash register and display racks for baked goods and other non-coffee items. Kiosks are usually equipped with wheels for unit mobility, although at most sites the kiosk remains in the same location permanently. Historically, the cost of a kiosk, including internal plumbing, equipment, inventory and signage, was approximately $35,000.

LEGAL PROCEEDINGS

On May 8, 2002, we filed an action in the United States District Court, Eastern District of California, against our former CEO, Clifford Brent Young, and others. Peabodys Coffee Inc. v. Young et al., No. S-02-994 LLK PAN. The complaint sought declaratory and injunctive relief precluding the defendants from transferring in violation of the federal securities laws unregistered stock originally issued to Mr. Young. The complaint also alleged that Mr. Young, in association with a former employee of our company, had breached contractual duties, and/or committed torts, in connection with the purported cancellation of contracts between us and a client, and in connection with other acts of competition, disparagement, and conversion. The complaint further sought Mr. Young's removal as a director of our company.

On May 29, 2002, we moved for a temporary restraining order precluding any stock transfers and (as to Mr. Young and the former employee) from competition at certain sites that are the subject of a non-compete agreement between us and Mr. Young. Immediately prior to the May 30, 2002 hearing on that motion, Mr. Young filed a petition for bankruptcy with the United States Bankruptcy Court, Central District of California, staying the action as to him (although he did not list the action in his bankruptcy petition). The Court denied the remainder of the motion. Subsequently, on June 17, 2002, Mr. Young resigned as our director.

We also challenged the client's legal right to cancel the contracts. On June 25, 2002, we settled the potential dispute with the client and the former employee. The settlement provided that the client pay us in exchange for being allowed to cancel the contracts; that the claims against the former employee in Peabodys v. Young be dismissed with prejudice; and for other consideration. We have agreed with most of the other defendants who hold the unregistered stock, that the claims against them be dismissed without prejudice, in exchange for their agreement not to transfer the stock before the date such transfers may be made under the federal securities laws. We are assessing our options as to our claims against Mr. Young in light of his bankruptcy filing.

We have engaged in settlement negotiations for over a year regarding the status of the 500,000 shares transferred by Mr. Young to various individuals with no resolution as of this date. These negotiations have been unsuccessful and we are currently evaluating our options with respect to this matter.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                      Age              Position
------------------------------------------------------------------------------
Todd N. Tkachuk            43              President, Chief Financial Officer,
                                           Secretary and Director
John Phillips              54              Chairman of the Board of Directors
Barry Gibbons              57              Director
Roman Kujath               71              Director
David Lyman                57              Director

         Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our board of directors.

         Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

         TODD N. TKACHUK has been an officer and director of our company since our inception. In connection with the Merger, Mr. Tkachuk became President, Chief Financial Officer, and Secretary, and a Director, of our company. In January of 2000, Mr. Tkachuk became Chairman of the Board and served in that capacity until the appointment of Mr. Phillips in April 2002.. Prior to his involvement with our company, Mr. Tkachuk served as President of Tony's Coffee Company, a Vancouver, Canada-based specialty coffee company. From 1987 to 1991, Mr. Tkachuk served as President and CEO of Skytech Data Supply, a wholesale distributor of computer consumables and peripherals. Mr. Tkachuk holds a B.A. in Business Management from Western Washington University (1983).

         JOHN PHILLIPS is chairman of Arkansas-based Marathon Global, a fully integrated marketing, sales and service company, and a consultant to our company for strategic marketing, sales planning and infrastructure support. Mr. Phillips is also chairman of international wine importer Marathon Imports. For 30 years prior to his involvement with Marathon Global and Marathon International, Mr. Phillips built, owned and operated the Phillips Company supermarket chain, a privately owned retail company with sales in excess of $300 million.

         BARRY J. GIBBONS became a Director and Chairman of the Board of Peabodys CA in October 1996, and became a Director and Chairman of the Board of our company in connection with the Merger. In January of 2000, Mr. Gibbons stepped down from being Chairman of the Board, but remains as one of our directors. From January 1989 to December 1993, Mr. Gibbons served as Chief Executive Officer and Chairman of Burger King Corporation. From 1984 to 1989, Mr. Gibbons was an employee of Grand Metropolitan, the U.K.-based international food, drink and retailing group. Mr. Gibbons graduated from Liverpool University in 1969 with a degree in Economics.

         ROMAN KUJATH has been a director of Peabodys CA since June 1998, and of our company since the Merger. Mr. Kujath has been president of Roman M. Kujath Architects, Ltd. since 1975. Mr. Kujath has been responsible for over $1 billion worth of construction, including the $100 million Place De Ville in Ottawa for the Campeau Corporation. Mr. Kujath is a member of the Royal Architectural Institute of Canada, a past corporate member of the American Institute of Architects, a member of the Architectural Institute of British Columbia and the Alberta Association of Architects.

         DAVID LYMAN is currently a partner of Capital Resource Partners (formerly Jones, Taylor & Co.), a merchant banking firm providing merger and acquisition financing, capital funding and advisory services to the transportation industry. Prior to that, Dr. Lyman worked with a number of companies including Frito Lay, Pizza Hut, North American Van Lines, Capitol Records, Family Vision Centers and American Hospitality Concepts as an executive or consultant. Additionally, Dr. Lyman was a principal with the Synectics Group, a consulting firm that provided strategic funding and operating solutions to emerging companies. Dr. Lyman has a Bachelor of Arts from Dakota Wesleyan University and a Masters and PhD in Counseling Psychology from the University of Nebraska at Lincoln.

EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending March 31, 2003, 2002 and 2001 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION


                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Todd N. Tkachuk (1)       2003     78,000          0            0            --              --        --             --
  President, CEO, CFO     2002     78,000          0            0            --         720,000        --             --
  and Secretary           2001     66,000          0            0            --              --        --             --

(1) Mr. Tkachuk does not have an employment agreement with our company. He serves in his capacity as President, Chief Financial Officer and Secretary pursuant to his election to those positions by the Board of Directors.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         During the fiscal year ended March 31, 2003, Mr. Tkachuk was not granted options to purchase shares of common stock. No options were exercised by Mr. Tkachuk during the fiscal year ended March 31, 2003.

         Directors and Committee Members did not receive, and were not eligible for, compensation from us during the fiscal year ending March 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

As of September 30, 2003:


                                    Number of securities to   Weighted average
                                    be issued upon exercise   exercise price of      Number of securities
                                    of outstanding options,   outstanding options,   remaining available
Plan Category                       warrants and rights       warrants and rights    for future issuance
---------------------------------   -----------------------   --------------------   --------------------
Equity compensation plans
approved by stockholders                  215,429                 $0.76                358,500

Equity compensation plans not
approved by stockholders                6,804,407                 $0.29                    -0-

Total                                   7,019,836                 $0.30                358,500


         Our two stock option plans were adopted with the approval of the stockholders. Our equity securities which have been authorized for issuance without the approval of stockholders are pursuant only to individual compensation arrangements. These arrangements are comprised of consulting agreements, broker warrants and other warrants in connection with private offerings of the our securities, and various non-plan option agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have engaged the services of Marathon Global, an Arkansas corporation, to represent us in selling our 100% organic coffee to the mass-market retail sector. Mr. Phillips, Chairman of the Board of Directors, controls and is an officer of Marathon Global. The agreement expires December 31, 2004.

         During the year ended March 31, 2002, we purchased $43,934 of equipment from Grounds For Enjoyment, Inc., a company owned by Mr. Cliff Young, a former officer and director of our company. In addition, during the year ended March 31, 2002, we purchased $128,762 of coffee and related products from Grounds For Enjoyment, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of January 7, 2004

            o by each person who is known by us to beneficially own more than 5% of our common stock;
            o     by each of our officers and directors; and
            o     by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Todd N. Tkachuk                 Common Stock        1,241,269           3.45%                2.90%
3845 Atherton Road, Suite #9
Rocklin, CA 95765

Barry Gibbons                   Common Stock        1,455,000           4.05%                3.40%
6665 S. W. 69th Lane
Miami, FL 33143

Roman Kujath                    Common Stock          693,297           1.93%                1.62%
8926 119th Street
Edmonton, Alberta
Canada T6G 1W9

David Lyman                     Common Stock          349,480            .97%                0.82%
2789 Hospital Road
Saginaw, MI  48603

John Phillips                   Common Stock          625,000           1.74%                1.46%
5210 Village Parkway
Rogers, AR  72758(4)

All Officers and Directors      Common Stock        4,364,046          12.14%               10.19%
As a Group (5 persons)

----------------------------

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of January 2, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 35,961,358 shares of common stock outstanding.

(3) Percentage based on 42,836,358 shares of common stock outstanding.

(4) Includes 100,000 shares of common stock and 150,000 options to purchase shares of common stock owned by Marathon Global, an Arkansas corporation, of which Mr. Phillips is the controlling shareholder and officer. Marathon is also entitled to 200,000 options to purchase shares of common stock that have not fully vested as of the date hereof.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue up to 50,000,000 shares of Common Stock, par value $.001. As of January 8, 2004, there were 35,961,358 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

         We have engaged Interwest Transfer Co., Inc., located in Salt Lake City, Utah, as independent transfer agent or registrar.

PREFERRED STOCK

         We are not authorized to issue preferred stock.

OPTIONS

         In connection with the Plan and Agreement of Reorganization, by and between our company and Peabodys CA, dated March 12, 1999, and the merger following the Plan and Agreement of Reorganization in which we were the surviving company and Peabodys CA was the disappearing company, we assumed all rights and obligations with respect to stock options issued by Peabodys CA. Such options had been issued under Peabody CA's 1995 Stock Option Plan, and 1999 Stock Option Plan, as well as non-plan option agreements.

         There are currently outstanding options to purchase 3,852,429 shares of our common stock.

WARRANTS

         Pursuant to the Plan and Agreement of Reorganization and the merger, we assumed all rights and obligations with respect to outstanding warrants of Peabodys CA. There are currently outstanding warrants for the purchase of 5,667,407 shares of our common stock.

         In connection with a Securities Purchase Agreement dated December 20, 2002, the accredited investors was issued 1,875,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.08 per share. On October 22, 2003, in order to induce three accredited investors to exercise 875,000 warrants, we issued additional warrants to purchase an aggregate of 875,000 shares of common stock to three accredited investors. The warrants are exercisable into 875,000 shares of common stock at a price of $.08 per share.


CONVERTIBLE SECURITIES

         Pursuant to the Plan and Agreement of Reorganization and the merger, we assumed all rights and obligations with respect to outstanding promissory notes, originally issued by Peabodys CA in connection with an earlier financing, which are convertible into our common stock. There are currently outstanding convertible promissory notes which can be converted into 75,604 shares of our common stock.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investors in December 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. La Jolla Cove Investors provided us with an aggregate of $250,000 as follows:

            o $100,000 was disbursed to various of our secured debtholders on December 8, 2003;
            o     $100,000 was disbursed to us on December 8, 2003; and
            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

         The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share. In addition to the initial payment of $100,000 on December 8, 2003, the investor agreed to make payments to our current debtholders in the amount of $50,000 per month until the debtholders are paid an aggregate of $554,330.77. Such payments shall be applied toward the future exercise of the warrants held by the investor.

         La Jolla Cove Investors has contractually committed to convert not less than 5.0% and not more than 15.0% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. The 15% maximum is not applicable if the market price at the time of the conversion at anytime during the applicable month is higher than the market price at closing of the financing. La Jolla Cove Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5%, but not more than 15%, of the warrants per month. The 15% maximum is not applicable if the market price at the time of the conversion at anytime during the applicable month is higher than the market price at closing of the financing. In the event that La Jolla Investors breaches the minimum and maximum restrictions on the debenture and warrant, La Jolla will not be entitled to collect interest on the debenture for that month.

         La Jolla has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

         In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

SAMPLE CONVERSION CALCULATION

         The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $250,000 of debentures on January 6, 2004, a conversion price of $0.072 per share, the number of shares issuable upon conversion would be:

($250,000 x 11) - ($.072 x (10 x $250,000))  = 2,570,000 /$.072 = 35,694,444

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of January 8, 2004 of $0.14.

                                           With           Number of Shares      Percentage of
% Below Market    Price Per Share     Discount of 20%         Issuable        Outstanding Stock
--------------    ---------------     ---------------         --------        -----------------
   25%               $.1050                .0840             30,238,095              45.68%
   50%               $.0700                .0560             46,607,143              56.45%
   75%               $.0350                .0280             95,714,286              72.69%

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:


            o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
            o an exchange distribution in accordance with the rules of the applicable exchange;
            o     privately-negotiated transactions;
            o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
            o     through the writing of options on the shares
            o     a combination of any such methods of sale; and
            o     any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.



         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.


        The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.


         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and
            o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

            o obtain financial information and investment experience objectives of the person; and
            o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and
            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

--------------------------------------------------------------------------------------------------------------------------------
                                           Total
                       Total Shares of   Percentage                                                               Percentage
                        Common Stock     of Common      Shares of                                    Beneficial    of Common
                        Issuable Upon      Stock,     Common Stock     Beneficial    Percentage of   Ownership    Stock Owned
                        Conversion of     Assuming     Included in     Ownership     Common Stock    After the      After
     Name                Debentures         Full       Prospectus      Before the    Owned Before     Offering     Offering
                       and/or Warrants   Conversion        (1)         Offering*      Offering*         (4)          (4)
--------------------------------------------------------------------------------------------------------------------------------
La Jolla Cove             38,194,444(3)     51.51%         Up to       1,852,899        4.9%            --            --
  Investors,                                            6,000,000
  Inc.(2)                                               shares of
                                                       common stock
--------------------------------------------------------------------------------------------------------------------------------
The Cervelle Group LLC (5)       N/A          N/A         200,000        200,000          **            --            --
--------------------------------------------------------------------------------------------------------------------------------
AJW Offshore, Ltd. (6)       291,666          N/A         291,666        291,666          **            --            --
--------------------------------------------------------------------------------------------------------------------------------
AJW Qualified                291,668          N/A         291,668        291,666          **            --            --
Partners, LLC (6)
--------------------------------------------------------------------------------------------------------------------------------
AJW Partners, LLC            291,666          N/A         291,666        291,666          **            --            --
(6)
--------------------------------------------------------------------------------------------------------------------------------

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

** Less than one percent.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on January 6, 2004, the conversion price would have been $.072. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 35,694,444 shares of common stock underlying our $250,000 convertible debenture and 2,500,000 shares of common stock underlying common stock purchase warrants issued to La Jolla Cove Investors, Inc.

(4) Assumes that all securities registered will be sold.

(5) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, David Donlin and Rob M. Karbowsky may be deemed control persons of the shares owned by the selling stockholder.

(6) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

TERMS OF CONVERTIBLE DEBENTURES

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investors in December 2003 for the sale of
(i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. La Jolla Cove Investors provided us with an aggregate of $250,000 as follows:

            o $100,000 was disbursed to various of our secured debtholders on December 8, 2003;
            o     $100,000 was disbursed to us on December 8, 2003; and
            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

         The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share. In addition to the initial payment of $100,000 on December 8, 2003, the investor agreed to make payments to our current debtholders in the amount of $50,000 per month until the debtholders are paid an aggregate of $554,330.77. Such payments shall be applied toward the future exercise of the warrants held by the investor.

         La Jolla Cove Investors has contractually committed to convert not less than 5.0% and not more than 15.0% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. The 15% maximum is not applicable if the market price at the time of the conversion at anytime during the applicable month is higher than the market price at closing of the financing. La Jolla Cove Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5%, but not more than 15%, of the warrants per month. The 15% maximum is not applicable if the market price at the time of the conversion at anytime during the applicable month is higher than the market price at closing of the financing. In the event that La Jolla Investors breaches the minimum and maximum restrictions on the debenture and warrant, La Jolla will not be entitled to collect interest on the debenture for that month.

         La Jolla has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

         In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

         A complete copy of the Securities Purchase Agreement and related documents were filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $250,000 of debentures on January 6, 2004, a conversion price of $0.072 per share, the number of shares issuable upon conversion would be:

($250,000 x 11) - ($.072 x (10 x $250,000))  = 2,570,000 /$.072 = 35,694,444

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of January 8, 2004 of $0.14.

                                        With           Number of Shares      Percentage of
% Below Market   Price Per Share    Discount of 20%        Issuable        Outstanding Stock
--------------   ---------------    ---------------        --------        -----------------
     25%             $.1050             .0840            30,238,095              45.68%
     50%             $.0700             .0560            46,607,143              56.45%
     75%             $.0350             .0280            95,714,286              74.69%

                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         Nicholson & Olson, Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at March 31, 2003 and 2002, and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Peabodys Coffee, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                              PEABODYS COFFEE, INC.

                              FINANCIAL STATEMENTS


For the Six Months Ended September 30, 2003 and September 30, 2002

         Balance Sheet                                                          F-1
         Statement of Loss and Accumulated Deficit                              F-2
         Statement of Cash Flows                                                F-3
         Notes to Financial Statements                                       F-4 to F-13

For the Years Ended March 30, 2003 and March 30, 2002

         Report of Independent Certified Public Accountants                     F-12
         Balance Sheet                                                          F-13
         Statement of Loss and Accumulated Deficit                              F-14
         Statement of Stockholders' Deficit                                     F-15
         Statement of Cash Flows                                                F-16
         Notes to Financial Statements                                       F-17 to F-32

                              PEABODYS COFFEE, INC.
                                 BALANCE SHEETS
                           SEPTEMBER 30, 2003 AND 2002
                                    UNAUDITED

                                                              2003             2002
                                                          ------------     ------------
ASSETS

CURRENT ASSETS
     Cash                                                 $      3,509     $      7,016
     Accounts Receivable                                        13,938           14,936
     Inventories                                                76,308           77,937
     Prepaid Expenses                                            5,804          124,371
                                                          ------------     ------------
          TOTAL CURRENT ASSETS                                  99,559          224,260

     Property and Equipment (Net)                              161,678          368,771
     Deposits and Other Assets                                  93,761          203,251
                                                          ------------     ------------
          TOTAL ASSETS                                         354,998          796,282
                                                          ============     ============
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Cash Overdraft                                       $     25,515     $     13,876
     Accounts Payable                                          429,925          492,301
     Accrued Expenses                                          307,331          285,708
     Short-Term Borrowings                                     185,733           90,217
     Short-Term Deferred Revenue                                12,500               --
     Secured Convertible Debentures                            498,000               --
     Current Portion of Long-Term Debt                              --            4,173
     Bridge Financing                                           35,000           35,000
                                                          ------------     ------------
          TOTAL CURRENT LIABILITIES                          1,494,003          921,275

LONG-TERM LIABILITIES
     Long-Term Debt (Net of Current Portion)                    37,380           19,718
     Long-Term Deferred Revenue                                  9,375               --
                                                          ------------     ------------
          TOTAL LONG-TERM LIABILITIES                           46,755           19,718

STOCKHOLDERS' DEFICIT
     Common Stock - Authorized 50,000,000 shares,
     issued and outstanding, 29,237,760 and 21,567,120
     $.001 Par Value                                            29,238           21,567

     Paid-In Capital                                         6,484,208        5,445,354
     Deferred Expenses                                         (36,667)              --
     Accummulated Deficit                                   (7,662,539)      (5,611,632)
                                                          ------------     ------------
          TOTAL STOCKHOLDERS' DEFICIT                       (1,185,760)        (144,711)
                                                          ------------     ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT     $    354,998     $    796,282
                                                          ------------     ------------

See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                   STATEMENTS OF LOSS AND ACCUMULATED DEFICIT
                           SEPTEMBER 30, 2003 AND 2002
                                    UNAUDITED

                                                            Six Months Ended                   Three Months Ended
                                                              September 30,                       September 30,

                                                          2003             2002             2003             2002
                                                      -----------------------------     -----------------------------
SALES                                                 $  1,009,210     $  1,388,392     $    464,116     $    588,595

COST OF SALES                                              447,597          587,522          214,278          258,573
                                                      -----------------------------     -----------------------------
          GROSS PROFIT                                     561,613          800,870          249,839          330,022

OPERATING EXPENSES
     Employee Compensation and Benefits                    524,331          699,937          219,878          311,638
     General and Administrative Expenses                   188,123          162,530           90,170           80,657
     Occupancy                                             127,340          159,874           61,007           71,131
     Director and Professional Fees                        185,878          181,215           64,002           64,575
     Depreciation and Amortization                          43,210           63,770           13,768           31,875
     Other Operating Expenses                               74,857               --               --               --
                                                      -----------------------------     -----------------------------
          TOTAL OPERATING EXPENSE                        1,143,738        1,267,326          448,825          559,876
                                                      -----------------------------     -----------------------------
          OPERATING LOSS                                  (582,125)        (466,456)        (198,987)        (229,854)

     Other Income (Loss)                                        --              242            6,516           (7,650)
     Legal Expense - Former CEO/President                       --         (146,379)              --          (16,379)
     Interest and Other Expense                            289,274          (17,082)         (18,740)         (10,708)
                                                      -----------------------------     -----------------------------
          NET LOSS BEFORE EXTRAORDINARY ITEM              (871,399)        (629,675)        (211,211)        (264,591)

          Extraordinary Item - Forgiveness of Debt           8,228          103,720            7,212          103,548
                                                      -----------------------------     -----------------------------
          NET LOSS                                        (863,171)        (525,955)        (203,999)        (161,043)

     Accumulated Deficit, Beginning of Period           (6,799,368)      (5,085,677)      (7,458,540)      (5,450,589)
                                                      -----------------------------     -----------------------------
     Accumulated Deficit, End of Period               $ (7,662,539)    $ (5,611,632)    $ (7,662,539)    $ (5,611,632)
                                                      =============================     =============================

     EARNINGS PER COMMON SHARE
          Net Loss Before Extraordinary Item                 (0.03)           (0.03)           (0.01)           (0.01)
          Extraordinary Item                                  0.00             0.00             0.00             0.00
                                                      -----------------------------     -----------------------------
          Net Loss                                           (0.03)           (0.02)           (0.01)           (0.01)
                                                      -----------------------------     -----------------------------


See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                             STATEMENT OF CASH FLOWS
                  SIX MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                    UNAUDITED

                                                                      2003             2002
                                                              ------------     ------------
CASH FLOW FROM OPERATING ACTIVITIES
     Net Loss                                                 $   (863,171)    $   (525,955)

     Changes in Operating Assets and Liabilities
          Receivables                                               (3,520)         (62,106)
          Inventories                                                1,641          (14,699)
          Prepaid Expenses                                         (42,650)         (10,488)
          Cash Overdraft                                               871          (34,619)
          Accounts Payable                                          68,907          263,620
          Accrued Expenses                                         (36,178)           7,697
          Deferred Revenue                                           9,375               --

     Adjustments
          Depreciation and Amortization                             43,510           63,770
          Debt Settlements and Forgiveness of Debt                  (7,212)        (103,720)
          Non-Cash Consulting Fees                                  13,332           83,110
          Slotting Fees                                                 --            5,625
          Loss on Disposal of Property                              80,870               --
          Financing Costs on Issuance of Secured Debenture         250,000               --
                                                              ------------     ------------
          NET CASH PROVIDED/(APPLIED) OPERATING ACTIVITIES         380,500          198,190

CASH FLOW FROM INVESTING ACTIVITIES
     Additions - Fixed Assets                                      (26,224)         (73,683)
     Disposals - Property & Equipment                              116,049           57,379
     Changes in Valuation of Goodwill                               36,839               --
     Changes in Deposits and Other Assets                           17,200           11,857
     Brand Development Costs                                            --          (65,269)
                                                              ------------     ------------
          NET CASH PROVIDED/(APPLIED) INVESTING ACTIVITIES         143,864          (69,716)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net Proceeds From Sale of Stock                                    --          126,658
     Proceeds From Issuance of Notes Payable                        82,000          289,000
     Principal Reductions of Notes Payable                              --          (17,502)
     Conversion of Secured Debentures to Common Stock               (2,000)              --
     Issuance of Common Stock Due to Conversion                    267,004               --
     Repayments of Short-Term Borrowings                            (1,304)              --
     Principal Reductions of Notes Payable                          (9,000)              --
                                                              ------------     ------------
          NET CASH PROVIDED/(APPLIED) FINANCING ACTIVITIES         336,700          398,156
                                                              ------------     ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                           (2,107)             675

CASH AND CASH EQUIVALENTS
     Beginning of Period                                             5,616            7,307
                                                              ------------     ------------
     Ending of Period                                                3,509            7,982
                                                              ============     ============

See accompanying notes to financial statements

The notes to the financial statements include a summary of significant accounting policies and other notes considered essential to fully disclose and fairly present the transactions and financial position of the company as follows:

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NOTE 2 - GOING CONCERN

NOTE 3 - INVENTORIES

NOTE 4 - PROPERTY AND EQUIPMENT, AND INTANGIBLE ASSETS

NOTE 5 - ACCOUNTS PAYABLE

NOTE 6 - ACCRUED EXPENSES

NOTE 7 - DEFERRED REVENUE

NOTE 8 - SHORT-TERM BORROWINGS

NOTE 9 - SECURED CONVERTIBLE DEBENTURES

NOTE 10 - LONG-TERM DEBT

NOTE 11 - BRIDGE NOTE FINANCING

NOTE 12 - EARNINGS PER COMMON SHARE

NOTE 13 - SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS

NOTE 14 - COMMITMENTS AND CONTINGENCIES

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements included herein have been prepared by Peabodys Coffee Inc., without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations of the Securities and Exchange Commission. Peabodys Coffee Inc. believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with its financial statements for the year ended March 31, 2003 included on Form 10-KSB. The financial information presented reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the financial position and the results of operations for the interim periods presented. The results of operations for the six months ended September 30, 2003, are not necessarily indicative of the results to be expected for the full year ending March 31, 2004, or any other period.

DESCRIPTION OF BUSINESS

Peabodys Coffee (the "Company") is a retailer and marketer of certified organic branded specialty coffee beverages and packaged whole bean coffees. The Company owns and operates retail espresso coffee bar kiosks in a variety of corporate and institutional locations throughout California. The Company has also established wholesale operations and has entered the mass retail markets through the sale of packaged whole bean coffees in supermarkets, specialty food stores and other mass retail venues under its Black Rhino Coffee(TM) brand.

RECLASSIFICATIONS

Certain amounts from the September 30, 2002 financial statements have been reclassified to conform to the current period presentation.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. However, the Company has sustained operating losses since its inception and has deficits in both working capital and stockholders equity of $1,394,444 and $1,185,60 respectively, as of September 30, 2003.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon several factors. These factors include its ability to: generate sufficient cash flows to meet its obligations on a timely basis; obtain acceptance of payment terms for certain payables to key vendors; obtain additional financing or refinancing as may be required; aggressively control costs, and; achieve profitability and positive cash flows.

Management plans to address these challenges by focusing on the further development of the Black Rhino Coffee(TM) brand in the U.S. mass retail sector. Since introduction in May 2002 at the FMI supermarket convention, the brand has penetrated the shelves of approximately 500 supermarkets. The benefit of this channel of trade is that a small number of orders can significantly increase corporate revenues and earnings.

Management believes that the introduction of Black Rhino ground coffee will increase revenue, allowing access to a broader consumer market and that new redesigned brand packaging will improve the in-store shelf impact. Management has also realigned upstream supply chain to meet operational requirements of the grocery and mass retail distribution channels and redesigned business processes to support those operational requirements.

Management believes that entry to this new market sector will eventually expose the Company to financing opportunities - such as project-based debt financing secured by purchase orders or accounts receivable. Management also believes that an orderly exit from full service retail will allow for the redeployment of capital to support the Company's strategic goal while reducing central overhead costs.

There is no assurance that management's plans will be successful or if successful, that they will result in the Company continuing as a going concern. Additionally, the sale of additional equity or other securities will result in dilution of the Company's stockholders.

NOTE 3 - INVENTORIES

At September 30, 2003 and 2002, inventories were comprised of the following:

                                               2003                  2002
                                   -----------------     -----------------
Coffee                                     $ 20,917              $ 25,857
Other Food                                    8,725                22,250
Packaging and Other Supplies                 46,667                29,830
                                   -----------------     -----------------
                                           $ 76,308              $ 77,937
                                   =================     =================

NOTE 4 - PROPERTY AND EQUIPMENT, AND INTANGIBLE ASSETS

At September 30, 2003 and 2002, property and equipment were comprised of the following:

                                               2003                  2002
                                   -----------------     -----------------
Kiosk Carts                               $  84,042             $ 267,733
Kiosk Equipment                              91,701               290,263
Equipment and Furniture                     174,425               261,097
Signage                                      28,610                60,113
Site Improvements                            52,731               117,392
Assets Not In Service                        93,824                     -
                                   -----------------     -----------------
                                            525,333             $ 996,598

Less:   Accumulated Depreciation           (363,654)             (627,827)
                                   -----------------     -----------------
                                          $ 161,678             $ 368,771
                                   =================     =================


Included in other assets at September 30, 2002 and 2001, were intangible assets comprised of the following:

                                               2003                  2002
                                   -----------------     -----------------
Goodwill                                   $     --             $  40,930
Non-Competition Agreement                        --                25,000
Trade Name                                   67,253                88,253
Kiosk Design                                     --                 1,170
Other Indentifiable Intangibles                  --                14,600
                                   -----------------     -----------------
                                           $ 67,253             $ 169,953


The Company recognized depreciation and amortization expense for the six months ended September 30, 2003 and 2002 as follows:


                                               2003                  2002
                                   -----------------     -----------------
Depreciation                                 40,340              $ 57,510
Amortization                                  2,870                 6,260
                                   -----------------     -----------------
                                           $ 43,210              $ 63,770


NOTE 5 - ACCOUNTS PAYABLE

At September 30, 2003 and 2002, approximately 41% and 40% of the balances in accounts payable, respectively, have been outstanding for more than 90 days.

NOTE 6 - ACCRUED EXPENSES

At September 30, 2003 and 2002, accrued expenses were comprised of the following:

                                          2003                        2002
                              -----------------           -----------------
Accrued Interest                     $  70,350                   $  44,589
Accrued Wages                           42,322                      44,515
Accrued Sales and Use Tax               31,083                      32,008
Accrued Payroll Taxes                  155,749                     162,158
Other                                    7,827                       2,438
                              -----------------           -----------------
                                     $ 307,331                   $ 285,708
                              =================           =================


Included in accrued payroll taxes at September 30, 2003 and September 30, 2002 are past due payroll tax obligations in the amount of $155,000 and $162,158, respectively. Management has entered into a repayment plan with the Internal Revenue Service.

NOTE 7 - DEFERRED REVENUE

On June 12, 2003, a licensed operator, purchased a two-year licensing agreement, related to sale of the San Diego State University site assets, in the amount of $25,000. This agreement will be amortized on a straight-line basis starting in July of 2003. The deferred revenue has been allocated to current and non-current liabilities

NOTE 8 - SHORT-TERM BORROWINGS

During the three months ended September 30, 2003 and 2002, the Company borrowed funds to provide short-term working capital. Details of these loans are as follows:

                                                          2003             2002
                                                   ------------     ------------
Unsecured loan, 10% Interest Per Annum, Interest
Only Due Monthly, Balance Due March 31,2004           $ 10,000          $   --

Unsecured loan, 10% Interest Per Annum, Interest
Only Due Monthly, Balance Due March 31,2004           $ 50,000          $   --

Non-Interest Bearing Loan                             $ 87,000          $   --


NOTE 9 - SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's operation and expansion, as of December 20, 2002, the Company entered into a securities purchase agreement and related agreements with three accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 10% Convertible Debentures. The debentures bear interest at a rate of 10% per annum, payable quarterly in common stock or cash at the option of the Purchasers. The debentures are to be sold in three separate tranches. The terms of the securities purchase agreement and related agreements restrict the Company's ability to issue stock without the Purchasers' approval, except to comply with existing contractual arrangements; specifically with investors holding bridge notes, notes payable, options and warrants.

The first tranche, in the amount of $250,000, was consummated December 20, 2002, and the convertible debentures relating to the first tranche are due December 20, 2003. The aggregate net proceeds of the December 2002 tranche, after payment of some related expenses, were approximately $201,000. The second tranche, in the amount of $250,000, was consummated January 23, 2003 and the convertible debentures relating to the second tranche are due January 23, 2004. The aggregate net proceeds of the January 2003 tranche were approximately $215,000. The third tranche, in the amount of $250,000 was consummated on May 20, 2003 and the convertible debentures relating to the third tranche are due May 20, 2004. The aggregate net proceeds of the third tranche were approximately $212,000.

The debentures initially are convertible into shares of common stock at the lesser of $0.30 per share or 50% of the average of the three lowest intraday trading prices for a share of common stock during the twenty trading days immediately preceding conversion.

Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, using the intrinsic value method, the Company allocated the total $250,000 for each tranche to the conversion feature resulting in a corresponding credit to additional paid in capital. The Company is recording as financing costs, the excess of the fair market value of the common stock at the debenture issuance date over the conversion price. For the six months ended September 30, 2003, the financing cost amounted to a total of $250,000.

Upon the issuance of the December 2002 debentures, the Purchasers received five-year term warrants to purchase 625,000 shares of the Company's common stock at an initial exercise price of $0.25 per share. Upon the issuance of the January 2003 debentures, the Purchasers received five-year term warrants to purchase 625,000 shares of the Company's common stock at an initial exercise price of $0.25 per share. Subsequent to March 31, 2003, upon the issuance of the May 2003 debentures, the Purchasers received five-year term warrants to purchase 625,000 shares of the Company's common stock at an initial exercise price of $0.25 per share. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123.

NOTE 10 - LONG-TERM DEBT

The outstanding balance at September 30, 2003 and 2002 is summarized as follows:

                                                              2003                   2002
                                                         --------------         -------------
10% Note, unsecured, payable in monthly installments
of $212.47 including interest, due 05/31/07               $      7,800                 9,477

10% note, unsecured, payable in monthly installments
of $318.71, including interest, due 05/30/07                        --                14,414

10% Note, unsecured, payable in monthly installments
of $106.24 including interest, due 06/30/07                      3,973                    --

10% Note, unsecured, payable in monthly installments
of $3,136.77 including interest, due 03/31/05                   69,340                    --

Less current portion                                           (43,732)               (4,173)
                                                          -------------         -------------
                                                          $     37,380             $  19,718


Aggregate maturities of long-term debt over the next five years are as follows:


          Twelve months ended September          Amount
          -----------------------------      --------------
          2004                                 $    34,462
          2005                                      35,844
          2006                                       7,961
          2007                                       2,846
          2008                                          --
                                               -----------
                                               $    81,113
                                               ===========

NOTE 11 - BRIDGE NOTE FINANCING

In May 1996, the Company issued "units" consisting of secured convertible promissory notes and warrants to purchase the Company's common stock. As of September 30, 2003 and 2002, there were $35,000 and $35,000, respectively, of bridge notes outstanding. The notes are secured by all assets of the Company.

The Company is obligated to make quarterly interest payments on the principal balance outstanding at nine percent (9%) per annum and to repay such principal balance in full on December 31, 1998. As of June 30, 2003 and 2002, the Company has accrued $40,089 and $33,650 respectively, of interest payable on these notes. As of September 30, 2003, the Company has not received any notice of default relating to the notes.

NOTE 12 - EARNINGS PER COMMON SHARE

Earnings per common share are computed by dividing net income by the average number of common shares and common stock equivalents outstanding during the period. The weighted average number of common shares outstanding during the six months ended September 30, 2003 and 2002, were 29,237,760 and 21,567,120, respectively.

Common stock equivalents are the net additional number of shares that would be issuable upon the exercise of the outstanding common stock options and warrants. For the six months ended September 30, 2003 and 2002, fully diluted earnings per common share are equal to basic earnings per common share because the effect of potentially dilutive securities underlying the stock options and warrants are anti-dilutive and therefore not included.

NOTE 13 - SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS

Non-cash investing and financing transactions for the three months ended September 30, 2003 and 2002, are as follows:

                                                        2003                   2002
                                                    --------------         --------------
Issuance of Common Stock in Exchange for
     Services Provided                              $           --         $       80,000

Trade payables and accrued expenses forgiven                 7,212                103,720

Conversion of Trade Payables to Short-Term Note             67,000                 80,217

Conversion of 10.0% secured debentures to
     shares of common stock                                252,000                     --

NOTE 14 - COMMITMENTS AND CONTINGENCIES

On May 8, 2002, the Company initiated legal action against its former CEO, Clifford Brent Young, and others. The complaint alleged, among other things, that Mr. Young, in association with a former employee of the Company, had breached contractual duties, and/or committed torts, in connection with the purported cancellation of contracts between the Company and a client, and in connection with other acts of competition, disparagement, and conversion. On May 30, 2002, Mr. Young filed a petition for bankruptcy with the United States Bankruptcy Court, Central District of California, staying the action as to him. The ultimate ability of the Company to pursue relief against Mr. Young remains to be determined, and there can be no assurance that the Company will be successful in pursuing its claims in that forum. The Company has settled its claims against the former employee.

The Company has engaged in settlement negotiations for over nine months regarding the status of the 500,000 shares transferred by Mr. Young to various individuals with no resolution as of this date. Management anticipates that it will reach a settlement within the next three months and that the settlement will provide for the redemption by the Company of the 500,000 shares currently owned by Mr. Young and his transferees. At the very least, management expect that the court will enjoin Mr. Young and his transferees from registering any of the 500,000 shares received by them.

In the normal course of business, the Company has various legal claims and other contingent matters outstanding. Management believes that any ultimate liability arising from these contingencies would not have a material adverse effect on the Company's results of operations or financial condition at September 30, 2003 and 2002.

Nicholson & Olson
Certified Public Accountants
729 Sunrise Avenue, Suite 303
Roseville, California 95661
(916) 786-7997


INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and
Shareholders of Peabodys Coffee, Inc.

We have audited the accompanying balance sheets of Peabodys Coffee, Inc. (a Nevada corporation) as of March 31, 2003 and 2002, and the related statements of loss, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peabodys Coffee, Inc. as of March 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net deficit in both working capital and stockholders' equity, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                    /s/ Nicholson & Olson
                    Nicholson & Olson
                    Certified Public Accountants
                    Roseville, California
                    June 26, 2003

                              PEABODYS COFFEE, INC.
                                 BALANCE SHEETS
                             MARCH 31, 2003 AND 2002

ASSETS                                                       2003             2002
                                                         ------------     ------------
Current Assets
   Cash                                                  $      6,116     $      7,307
   Other receivables                                           16,958           20,330
   Inventories                                                 74,667           63,238
   Prepaid expenses                                            48,454            4,400
                                                         ------------     ------------
         Total Current Assets                                 146,195           95,275

Property and equipment (net)                                  270,963          415,610
Goodwill (net)                                                 36,839           36,839
Deposits and other assets                                      89,565           82,598
                                                         ------------     ------------
         Total Assets                                    $    543,562     $    630,322
                                                         ============     ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Cash overdraft                                        $     24,644     $     48,495
   Accounts payable                                           361,017          412,072
   Accrued expenses                                           343,509          279,720
   Short-term borrowings                                       69,000               --
   Secured convertible debentures                             500,000               --
   Current portion of long-term debt                           35,922            6,491
   Bridge note financing                                       35,000           35,000
                                                         ------------     ------------
         Total Current Liabilities                          1,369,092          781,778
                                                         ------------     ------------

Long-term debt, net of current portion                         46,477           33,509
                                                         ------------     ------------
         Total Liabilities                                  1,415,569          815,287

Stockholders' Deficit
   Common stock authorized - 50,000,000 shares,
   issued and outstanding, 21,861,124 and 19,048,524,
   $.001 par value                                             21,861           19,049

   Additional paid-in capital                               5,968,831        4,946,129
   Deferred expenses                                          (63,331)         (64,466)
   Accumulated deficit                                     (6,799,368)      (5,085,677)
                                                         ------------     ------------
         Total Stockholders' Deficit                         (872,007)        (184,965)
                                                         ------------     ------------

         Total Liabilities and Stockholders' Deficit     $    543,562     $    630,322
                                                         ============     ============


See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                               STATEMENTS OF LOSS
                       YEARS ENDED MARCH 31, 2003 AND 2002

                                                       2003             2002
                                                   ------------    ------------
Sales                                              $  2,543,286    $  3,059,676

Cost of Sales                                         1,049,071       1,149,629
                                                   ------------    ------------

         Gross Profit                                 1,494,215       1,910,047

Operating Expenses
   Employee compensation and benefits                 1,387,544       1,445,385
   General and administrative expenses                  367,353         303,688
   Occupancy                                            298,819         341,657
   Director and professional fees                       392,016         316,651
   Depreciation and amortization                        164,349         131,964
   Loss on disposal of property and equipment            16,353              --
   Other operating expenses                                  --           3,104
                                                   ------------    ------------
         Total Operating Expenses                     2,626,434       2,542,449
                                                   ------------    ------------

         Operating Loss                              (1,132,219)       (632,402)

Other income                                                242          24,000
Legal expense - former executive                       (153,253)             --
Financing costs - secured convertible debentures       (500,000)             --
Interest and other expense                              (67,080)        (58,230)
                                                   ------------    ------------

   Net loss before extraordinary item                (1,852,310)       (666,632)
   Extraordinary item - forgiveness of debt             138,619          54,667
                                                   ------------    ------------

         Net Loss                                  $ (1,713,691)   $   (611,965)
                                                   ============    ============

Earnings Per Common Share:
   Net loss before extraordinary item              $      (0.09)   $      (0.04)
   Extraordinary item                                       .01             .00
                                                   ------------    ------------
   Net loss                                        $      (0.08)   $      (0.04)
                                                   ============    ============


See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                       YEARS ENDED MARCH 31, 2003 AND 2002

                                      Common Stock             Additional                                            Total
                              ----------------------------      Paid-in          Deferred       Accumulated      Stockholders'
                                 Shares          Amount         Capital          Expenses         Deficit           Deficit
                              ------------    ------------    ------------     ------------     ------------     ------------
Balance at March 31, 2001       14,120,217    $     14,120    $  4,261,758     $    (69,610)    $ (4,473,712)    $   (267,444)

Conversion of convertible
   debt into common stock           12,500              13           4,987               --               --            5,000
Exercise of warrants and
   stock options                   354,807             355            (355)              --               --               --
Stock issued under
   settlement agreements             6,000               6           2,394               --               --            2,400
Sale of common stock             2,440,000           2,440         532,710               --               --          535,150
Stock issued under service
   agreements                    1,875,000           1,875         126,875            5,144               --          133,894
Stock issued under asset
   purchase agreements             240,000             240          17,760               --               --           18,000
Net Loss                                --              --              --               --         (611,965)        (611,965)
                              ------------    ------------    ------------     ------------     ------------     ------------

Balance at March 31, 2002       19,048,524          19,049       4,946,129          (64,466)      (5,085,677)        (184,965)

Conversion of convertible
   debt into common stock        1,501,781           1,501         298,855               --               --          300,356
Exercise of warrants and
   stock options                   460,819             461          17,539               --               --           18,000
Sale of common stock               575,000             575         110,083               --               --          110,658
Stock issued under service
   agreements                      275,000             275          96,225            1,135               --           97,635
Financing costs - secured
   convertible debentures               --              --         500,000               --               --          500,000
Net Loss                                --              --              --               --       (1,713,691)      (1,713,691)
                              ------------    ------------    ------------     ------------     ------------     ------------

Balance at March 31, 2003       21,861,124    $     21,861    $  5,968,831     $    (63,331)    $ (6,799,368)    $   (872,007)
                              ============    ============    ============     ============     ============     ============


See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED MARCH 31, 2003 AND 2002

                                                             2003             2002
                                                         ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                 $ (1,713,691)    $   (611,965)
Adjustments to reconcile net loss to net cash
applied to operating activities:
   Depreciation and amortization                              164,349          131,964
   Debt settlements and forgiveness of debt                  (138,619)         (54,667)
   Loss on disposal of assets                                  16,353               --
   Non-cash consulting fees                                    56,500          143,124
   Slotting fee expense                                        49,375               --
   Financing costs- secured convertible debenture             500,000               --
   Other income from reduction of obligation to issue
   shares of common stock                                          --          (24,000)
Changes in operating assets and liabilities:
   Receivables                                                (79,128)           1,175
   Inventories                                                (11,429)         (12,855)
   Prepaid expenses                                            33,539              892
   Cash overdraft                                             (23,851)             (63)
   Accounts payable                                           194,368           75,002
   Accrued expenses                                            65,498          (29,573)
                                                         ------------     ------------
         Net cash applied to operating activities            (886,736)        (380,966)
                                                         ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on sale and transfer of equipment                     57,379            8,745
Additions to property and equipment                           (86,011)        (155,156)
Brand development costs                                       (27,070)              --
Changes to deposits and other assets                            3,714          (34,004)
                                                         ------------     ------------
         Net cash applied to investing activities             (51,988)        (180,415)
                                                         ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of stock                               128,658          535,150
Proceeds from issuance of notes payable                       389,000           40,000
Proceeds from issuance secured convertible debentures         500,000               --
Principal reductions of short-term borrowings                 (80,125)         (14,820)
                                                         ------------     ------------
         Net cash provided by financing activities            937,533          560,330
                                                         ------------     ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                      (1,191)          (1,051)

CASH AND CASH EQUIVALENTS
Beginning of year                                               7,307            8,358
                                                         ------------     ------------
End of year                                              $      6,116     $      7,307
                                                         ============     ============


See accompanying notes to financial statements

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002

The notes to the financial statements include a summary of significant accounting policies and other notes considered essential to fully disclose and fairly present the transactions and financial position of the company as follows:

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NOTE 2 - RELATED PARTY TRANSACTIONS

NOTE 3 - GOING CONCERN

NOTE 4 - INVENTORIES

NOTE 5 - PROPERTY AND EQUIPMENT, AND INTANGIBLE ASSETS

NOTE 6 - ACCOUNTS PAYABLE

NOTE 7 - ACCRUED EXPENSES

NOTE 8 - SHORT-TERM BORROWINGS

NOTE 9 - SECURED CONVERTIBLE DEBENTURES

NOTE 10 - LEASE OBLIGATIONS

NOTE 11 - LONG-TERM DEBT

NOTE 12 - BRIDGE NOTE FINANCING

NOTE 13 - INCOME TAXES

NOTE 14 - STOCK OPTIONS AND WARRANTS

NOTE 15 - EARNINGS PER COMMON SHARE

NOTE 16 - SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS

NOTE 17 - FORGIVENESS OF DEBT

NOTE 18 - RISKS AND UNCERTAINTIES

NOTE 19 - CONCENTRATIONS

NOTE 20 - COMMITMENTS AND CONTINGENCIES

NOTE 21 - SUBSEQUENT EVENTS

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Peabodys Coffee, Inc. (the "Company") is a retailer and marketer of certified organic specialty coffee beverages and packaged whole bean coffees. The Company owns and operates retail espresso coffee bar kiosks in a variety of corporate and institutional locations throughout California. The Company has also established wholesale operations to enter the mass retail markets through the sale of packaged whole bean coffees in supermarkets, specialty food stores and other mass retail venues under its Black Rhino Coffee(TM) brand.

ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk for cash and cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation and amortization are primarily accounted for on the straight-line method over the estimated useful lives of the assets, generally ranging from five to seven years. The amortization of site improvements is based on the shorter of the lease term or the life of the improvement.

INTANGIBLE ASSETS

Goodwill represents the excess of acquisition costs over the fair value of assets acquired. It is the Company's policy that goodwill and certain intangible assets with indeterminable lives be evaluated based on the ongoing profitability of the assets in order to determine if any impairment of the net value has occurred. No impairment of the net goodwill value has occurred during the years ended March 31, 2003 and 2002.

Non-compete agreements and other intangible assets with determinable lives, if any, are amortized on a straight-line basis over the term of the agreement or estimated useful life.

INCOME TAXES

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability method of computing deferred income taxes.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market.

STOCK TRANSACTION COSTS

Transaction costs related to the sale of common shares are recorded as a reduction to capital raised by the Company.

COMPENSATED ABSENCES

Employees of the Company are entitled to paid vacation depending on job classification, length of service and other factors. The liability for such paid vacation time has been accrued in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of those instruments. The carrying value of long-term debt approximates fair value.

DEFERRED EXPENSES

Deferred expenses represent the deferred portion of the fair value of stock issued to consultants and one director for services that are being expensed over the respective lives of the contracts. The current amortization charge to operations is related to the Company receiving services in connection with the underlying agreements. The Company will continue to evaluate the recoverability of the unamortized portion of the deferred consulting expense in subsequent periods.

RECLASSIFICATIONS

Certain amounts from the March 31, 2002 financial statements have been reclassified to conform to the current year presentation.

NOTE 2 - RELATED PARTY TRANSACTIONS

At March 31, 2003 and 2002, amounts due to and due from related parties consisted of the following:

                                             2003            2002
                                         ------------    ------------
     Receivables from related parties    $      1,158    $     10,188
                                         ============    ============

     Payables to related parties         $     28,935    $     22,285
                                         ============    ============


Related parties provided management, sales representation, and other services to the Company on various business issues. Fees incurred for such services during the years ended March 31, 2003 and 2002 amounted to $65,492 and -0-, respectively.

Purchases from a related party supplier for the years ended March 31, 2003 and 2002 totaled $-0- and $43,934 for equipment, and $-0- and $128,762 for coffee and related products, respectively.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 2 - RELATED PARTY TRANSACTIONS (CONTINUED)

During the years ended March 31, 2003 and 2002, the following stock option and warrant transactions occurred with members of the Company's board of directors:

                                               2003               2002
                                           ------------       ------------
Options and warrants granted,
prices from $.05 to $.40 per share              330,000          2,360,000

Options and warrants expired
price $1.00 per share                            70,000                 --

Options and warrants exercised,
price $.05 per share                            240,000                 --

Options and warrants cancelled,
price $.05 per share                                 --            720,000

Options and warrants held at year-end,
prices from $.05 to $1.00 per share           1,927,429          1,907,429


NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. However, the Company has sustained operating losses since its inception and has deficits in both working capital and stockholders equity of $1,222,897 and $872,007, respectively, as of March 31, 2003.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon several factors. These factors include its ability to: generate sufficient cash flows to meet its obligations on a timely basis; obtain acceptance of payment terms for certain payables to key vendors; obtain additional financing or refinancing as may be required; aggressively control costs, and; achieve profitability and positive cash flows.

Management plans to address these challenges by focusing on the further development of the Black Rhino Coffee(TM) brand in the U.S. mass retail sector. Since introduction in May 2002 at the FMI supermarket convention, the brand has penetrated the shelves of approximately 500 supermarkets. The benefit of this channel of trade is that a small number of orders can significantly increase corporate revenues and earnings. The brand has experienced reorders from all of its retail distribution channels and management believes that further orders will continue, quite possibly on an accelerated basis.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 3 - GOING CONCERN (CONTINUED)

Management believes that the introduction of Black Rhino ground coffee will increase revenue, allowing access to a broader consumer market and that new redesigned brand packaging will improve the in-store shelf impact. Management has also re-aligned upstream supply chain to meet operational requirements of the grocery and mass retail distribution channels and re-designed business processes to support those operational requirements.

Management believes that entry to this new market sector will eventually expose the Company to financing opportunities - such as project-based debt financing secured by purchase orders or accounts receivable. Management also believes that an orderly exit from full service retail will allow for the redeployment of capital to support the Company's strategic goal while reducing central overhead costs.

There is no assurance that management's plans will be successful or if successful, that they will result in the Company continuing as a going concern. Additionally, the sale of additional equity or other securities will result in dilution of the Company's stockholders.

NOTE 4 - INVENTORIES

At March 31, 2003 and 2002, inventories were comprised of the following:

                                                  2003            2002
                                            ----------      ----------
Coffee                                      $   27,515      $   17,330
Other merchandise held for sale                 20,477          33,722
Packaging and other supplies                    26,675          12,186
                                            ----------      ----------
                                            $   74,667      $   63,238
                                            ==========      ==========


NOTE 5 - PROPERTY AND EQUIPMENT, AND INTANGIBLE ASSETS

At March 31, 2003 and 2002, property and equipment were comprised of the following:

                                                  2003            2002
                                            ----------      ----------
Kiosk carts                                 $  156,078      $  281,983
Kiosk equipment                                148,850         293,415
Equipment and furniture                        165,436         232,482
Signage                                         61,507          50,613
Site improvements                               73,929         127,434
Assets not in service                           93,824              --
                                            ----------      ----------
                                               699,624         985,927

Less: accumulated depreciation                (428,661)       (570,317)
                                            ----------      ----------
                                            $  270,963      $  415,610
                                            ==========      ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 5 - PROPERTY AND EQUIPMENT, AND INTANGIBLE ASSETS (CONTINUED)

Included in other assets at March 31, 2003 and 2002, were intangible assets comprised of the following:

                                                  2003            2002
                                            ----------      ----------
Amortized assets:
Non competition agreement                   $   25,000      $   25,000
Other identifiable intangibles                  27,341          15,770
                                            ----------      ----------
                                                52,341          40,770
Less: accumulated amortization                 (39,800)        (26,544)
                                            ----------      ----------
                                            $   12,541      $   14,226
                                            ==========      ==========

Unamortized assets:
Trade name                                  $   50,053      $   22,673
                                            ==========      ==========


The Company recognized depreciation and amortization expense for the years ended March 31, 2003 and 2002 as follows:

                                                  2003            2002
                                            ----------      ----------
Depreciation                                $  151,293      $  115,020
Amortization                                    13,056          16,944
                                            ----------      ----------
                                            $  164,349      $  131,964
                                            ==========      ==========


NOTE 6 - ACCOUNTS PAYABLE

At March 31, 2003 and 2002, approximately 40% and 39% of the balances in accounts payable, respectively, have been outstanding for more than 90 days.

NOTE 7 - ACCRUED EXPENSES

At March 31, 2003 and 2002, accrued expenses were comprised of the following:

                                                  2003            2002
                                            ----------      ----------
Accrued interest                            $   49,937      $   32,272
Accrued wages                                   58,263          47,393
Estimated use tax                               32,008          32,008
Accrued payroll taxes                          201,145         162,397
Other                                            2,156           5,650
                                            ----------      ----------
                                            $  343,509      $  279,720
                                            ==========      ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


The Company has accrued past due payroll tax obligations to the Internal Revenue Service and the State of California. As of March 31, 2003 and 2002, the total amounts past due were $181,312 and $134,827, respectively. The Company continues to work with the Internal Revenue Service and the State of California to resolve these issues. Subsequent to March 31, 2003, the Company has paid an additional $21,000 towards the past due obligations.

NOTE 8 - SHORT-TERM BORROWINGS

The Company periodically borrows funds to provide short-term working capital. These working capital loans are unsecured. As of March 31, 2003 and 2002, short-term borrowings were comprised of the following:

                                                           2003          2002
                                                        ---------     ---------
Unsecured short-term note, payable to a shareholder,
interest only payable monthly at 8% per annum           $  50,000     $      --

Unsecured, non-interest bearing obligation, payable
to a shareholder, due on demand                            10,000            --

Unsecured, non-interest bearing obligation, payable
to the Company's former legal counsel, due in
monthly installments of $3,000 through July 1, 2003         9,000            --
                                                        ---------     ---------
                                                        $  69,000     $      --
                                                        =========     =========


NOTE 9 - SECURED CONVERTIBLE DEBENTURES

In order to provide working capital and financing for the Company's operation and expansion, as of December 20, 2002, the Company entered into a securities purchase agreement and related agreements with three accredited investors (the "Purchasers") for the purchase of up to $750,000 of the Company's 10% Convertible Debentures. The debentures bear interest at a rate of 10% per annum, payable quarterly in common stock or cash at the option of the Purchasers. The debentures are to be sold in three separate tranches. The terms of the securities purchase agreement and related agreements restrict the Company's ability to issue stock without the Purchasers' approval, except to comply with existing contractual arrangements; specifically with investors holding bridge notes, notes payable, options and warrants.

The first tranche, in the amount of $250,000, was consummated December 20, 2002 and the convertible debentures relating to the first tranche are due December 20, 2003. The aggregate net proceeds of the December 2002 tranche, after payment of some related expenses, were approximately $201,000. The second tranche, in the amount of $250,000, was consummated January 23, 2003 and the convertible debentures relating to the second tranche are due January 23, 2004. The aggregate net proceeds of the January 2003 tranche, were approximately $215,000. Subsequent to March 31, 2003, the third tranche, in the amount of $250,000 was consummated on May 20, 2003. The aggregate net proceeds of the third tranche were approximately $212,000.

The debentures initially are convertible into shares of common stock at the lesser of $0.30 per share or 50% of the average of the three lowest intraday trading prices for a share of common stock during the twenty trading days immediately preceding conversion.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 9 - SECURED CONVERTIBLE DEBENTURES (CONTINUED)

Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, using the intrinsic value method, the Company allocated the total $250,000 for each tranche to the conversion feature resulting in a corresponding credit to additional paid in capital. The Company is recording as financing costs the excess of the fair market value of the common stock at the debenture issuance date over the conversion price. For the year ended March 31, 2003, the financing cost amounted to a total of $500,000 for the debentures due December 20, 2003 and January 23, 2004.

Upon the issuance of the December 2002 debentures, the Purchasers received five-year term warrants to purchase 625,000 shares of the Company's common stock at an initial exercise price of $0.25 per share. Upon the issuance of the January 2003 debentures, the Purchasers received five-year term warrants to purchase 625,000 shares of the Company's common stock at an initial exercise price of $0.25 per share. Subsequent to March 31, 2003, upon the issuance of the May 2003 debentures, the Purchasers received five-year term warrants to purchase 625,000 shares of the Company's common stock at an initial exercise price of $0.25 per share. The fair market value of the warrants were deemed immaterial as estimated on the grant date using the Black-Scholes option pricing method as required under SFAS 123. As of the date of this report no warrants have been exercised.

NOTE 10 - LEASE OBLIGATIONS

The Company leases office space under an operating lease expiring October 31, 2003. Rental expense under this lease agreement amounted to $34,823 and $32,086 for the years ending March 31, 2003 and 2002, respectively.

During the year ended March 31, 2002, the Company entered a long-term lease for store space under an operating lease expiring January 31, 2008, with an option to renew for an additional five years. Rental expense under this lease agreement amounted to $39,389 and $16,750 for the years ended March 31, 2003 and 2002, respectively.

During the year ended March 31, 2003, the Company entered a long-term lease for store space under an operating lease expiring January 31, 2008, with an option to renew for an additional five years. Rental expense under this lease agreement amounted to $3,200 for the year ended March 31, 2003.

Future minimum rental payments under these operating leases are as follows:

               Year ended March 31                    Amount
               -------------------                  ---------
                       2004                         $ 113,448
                       2005                            95,776
                       2006                            99,195
                       2007                           102,763
                       2008                            89,677
                       Thereafter                           -
                                                    ---------
                                                    $ 500,859
                                                    =========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 11 - LONG-TERM DEBT

The outstanding balance of long-term debt at March 31, 2003 and 2002 is summarized as follows:


                                                         2003       2002
                                                       --------   --------
10% note, unsecured, payable in monthly installments
of $4,164 including interest, due December 1, 2004     $ 69,340   $     --

10% notes, unsecured, payable in monthly installments
of $106 to $212 including interest, due
through June 30, 2007                                    13,059         --

10% note, unsecured, payable in monthly installments
of $850 including interest, due March 31, 2007
(converted to common stock)                                  --     40,000

Less current portion                                    (35,922)    (6,491)
                                                       $ 46,477   $ 33,509
                                                       ========   ========


Aggregate maturities of long-term debt over the next five years are as follows:

               Year ended March 31                    Amount
               -------------------                  ---------
                       2004                         $  35,922
                       2005                            38,970
                       2006                             3,219
                       2007                             3,556
                       2008                               732
                                                    ---------
                                                    $  82,399
                                                    =========


NOTE 12 - BRIDGE NOTE FINANCING

In May 1996, the Company issued "units" consisting of secured convertible promissory notes and warrants to purchase the Company's common stock. As of March 31, 2003 and 2002, there were $35,000 of bridge notes outstanding. The notes are secured by all assets of the Company.

The Company is obligated to make quarterly interest payments on the principal balance outstanding at nine percent (9%) per annum and was obligated to repay the principal balance in full on December 31, 1998. As of March 31, 2003 and 2002, the Company has accrued $38,430 and $32,132 of interest payable on these notes, respectively. As of March 31, 2003, the Company has not received any notice of default relating to the notes.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 13 - INCOME TAXES

The Company has recorded a valuation allowance as an offset to the income tax benefits of its net operating losses for the years ended March 31, 2003 and 2002. This allowance is due to the uncertainty of realizing the necessary income to utilize the loss carry forwards.

In addition to future income consideration, there is additional uncertainty as to the ultimate availability of some or all of the net operating losses due to past and potential future ownership changes. Income tax laws can severely limit the availability of losses after a certain level of ownership changes. Due to the complexity of these rules coupled with ongoing losses the Company has not determined any potential limitation.

The Company's net operating loss carryovers and related expiration dates are as follows:

                              Expires                           Expires
            Federal          Tax Year          California      Tax Year
          -----------        --------         ------------     --------
          $   480,000          2008           $        --      Expired
            1,014,000          2009                    --      Expired
            1,034,000          2010                    --      Expired
              935,000          2017                    --      Expired
              635,000          2018               317,000         2003
              585,000          2019               322,000         2004
              350,000          2021               193,000         2006
            1,710,000          2022               942,000         2007
          -----------                         -----------
          $ 6,743,000                         $ 1,774,000
          ===========                         ===========


The details of deferred tax assets and liabilities are as follows:

                                                  2003            2002
                                            ----------      ----------
Deferred tax liabilities                    $       --      $       --
Deferred tax assets                          1,840,000       1,340,000
Valuation allowance                         (1,840,000)     (1,340,000)
                                            ----------      ----------
Net deferred tax asset                      $       --      $       --
                                            ==========      ==========


NOTE 14 - STOCK OPTIONS AND WARRANTS

The Company maintains stock option plans under which the Company may grant incentive stock options and non-qualified stock options to employees, consultants and non-employee directors.

Under the 1995 and 1999 Stock Option Plans, the Company can grant options to purchase common shares, up to an aggregate of 500,000 shares for each plan. The maximum term of the options is ten years. Options vest and expire according to the terms established at the grant date.

Under the 1995 Plan, options to purchase 70,000 shares of common stock, at an exercise price of $0.80 per share, were outstanding as of March 31, 2003 and 2002.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 14 - STOCK OPTIONS AND WARRANTS (CONTINUED)

Under the 1999 Plan, options to purchase 145,429 shares of common stock, at an exercise price ranging from $0.70 to $1.00 per share, were outstanding as of March 31, 2003 and 2002.

Non plan options to purchase 3,637,000 and 3,046,000 shares of common stock, at an exercise price ranging from $0.05 to $2.00 per share, were outstanding as of March 31, 2003 and 2002, respectively,

The Company accounts for its stock-based awards using the intrinsic value method in accordance with APB Opinion 25 and related interpretations. Accordingly, no compensation expense has been recognized in the financial statements.

SFAS 123 requires the disclosure of pro forma net income/loss and net income/loss per share as if the Company adopted the fair value method of accounting for stock-based awards. Had compensation costs for the Company's stock-based compensation plans been accounted for using the fair value method at the grant dates using the Black-Scholes model, the Company's net loss and net loss per share would have been as follows:

                                            Pro Forma          As Reported
                                         --------------     --------------
Fiscal Year Ended March 31, 2003
Net Loss                                 $   (1,713,691)    $   (1,764,963)
Net Loss per Common Share                $        (0.08)    $        (0.09)

Fiscal Year Ended March 31, 2002
Net Loss                                 $     (611,965)    $     (626,423)
Net Loss per Common Share                $        (0.04)    $        (0.04)


A summary of the stock option activity for the two years ended of March 31, 2003 follows:

                                             Number of     Weighted-Average
                                              Options       Exercise Price
                                            Outstanding      Per Share
                                            ----------       ----------
Balance at March 31, 2001                      683,429       $     .967
Granted                                      3,396,000             .137
Exercised                                      (70,000)            .200
Canceled                                      (720,000)            .050
Forfeited                                      (28,000)            .661
                                            ----------       ----------
Balance at March 31, 2002                    3,261,429       $     .325
                                            ==========       ==========
Exercisable at March 31, 2002                2,116,279       $     .432
                                            ==========       ==========

Granted                                      1,175,000       $     .154
Exercised                                     (474,000)            .050
Canceled                                            --             .000
Forfeited                                     (110,000)            .050
                                            ----------       ----------
Balance at March 31, 2003                    3,852,429       $     .314
                                            ==========       ==========
Exercisable at March 31, 2003                3,579,879       $     .321
                                            ==========       ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 14 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The number of options outstanding, and the exercise prices as of March 31, 2003 and 2002 are as follows:

          Exercise Price                       2003                  2002
          --------------                  ---------             ---------
            $ 0.05                        1,562,000             1,626,000
            $ 0.15                          250,000                    --
            $ 0.20                          545,000               320,000
            $ 0.25                          200,000               200,000
            $ 0.35                          200,000               200,000
            $ 0.40                          380,000               200,000
            $ 0.50                          200,000               200,000
            $ 0.70                          127,429               127,429
            $ 0.80                           70,000                70,000
            $ 1.00                          118,000               118,000
            $ 1.50                          100,000               100,000
            $ 2.00                          100,000               100,000
                                          ---------             ---------
                                          3,852,429             3,261,429
                                          =========             =========


A summary of the warrant activity for the two years ended of March 31, 2003 follows:

                                                 Number of     Weighted-Average
                                                  Warrants      Exercise Price
                                                Outstanding        Per Share
Balance at March 31, 2001                         1,428,638       $     .760
Granted                                             240,000             .483
Exercised                                          (308,731)            .050
Canceled                                                 --             .000
Forfeited                                                --             .000
                                                 ----------       ----------
Outstanding and exercisable at March 31, 2002     1,359,907       $     .872
                                                 ==========       ==========

Granted                                           1,919,000       $     .214
Exercised                                                --             .000
Canceled                                           (294,000)            .400
Forfeited                                          (350,000)            .794
                                                 ----------       ----------
Outstanding and exercisable at March 31, 2003     2,634,907       $     .456
                                                 ==========       ==========

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 14 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The number of warrants outstanding, and the exercise prices as of March 31, 2003 and 2002 are as follows:

          Exercise Price                    2003               2002
          --------------               ---------          ---------
            $ 0.0003                     300,000                 --
            $ 0.01                       100,000                 --
            $ 0.10                       150,000            150,000
            $ 0.25                     1,350,000                 --
            $ 0.35                            --            100,000
            $ 0.40                        15,000             40,000
            $ 0.50                       200,000            200,000
            $ 0.70                        92,500            332,500
            $ 1.00                       227,407            337,407
            $ 2.00                       100,000            100,000
            $ 2.50                       100,000            100,000
                                       ---------          ---------
                                       2,634,907          1,359,907
                                       =========          =========


NOTE 15 - EARNINGS PER COMMON SHARE

Earnings per common share are computed by dividing net income by the average number of common shares and common stock equivalents outstanding during the year. The weighted average number of common shares outstanding during the years ended March 31, 2003 and 2002, were approximately 20,578,034 and 17,195,799, respectively.

Common stock equivalents are the net additional number of shares that would be issuable upon the exercise of the outstanding common stock options and warrants. For the years ended March 31, 2003 and 2002, fully diluted earnings per common share are equal to basic earnings per common share because the effect of potentially dilutive securities under the stock option plans and warrants are anti-dilutive and therefore not included.

NOTE 16 - SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS

Non-cash investing and financing transactions for the years ended March 31, 2003 and 2002 are as follows:

                                                         2003          2002
                                                   ----------    ----------
Issuance of common stock in exchange for
discharge of obligations on long-term borrowings,
trade payables, and other liabilities              $  300,356    $   15,400

Trade payables and accrued expenses forgiven          138,619        54,667

Issuance of common stock in exchange for
services provided                                      96,500       128,750

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 16 - SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS (CONTINUED)

                                                         2003          2002
                                                   ----------    ----------
Conversion of trade payables to notes payable      $   89,557            --

Credit memos issued to customers for
slotting agreements                                    82,500            --

Sale of equipment in exchange for obligations
on trade payables and other liabilities                    --        47,195

Reduction of obligation to issue shares of
common stock                                               --        24,000

Issuance of common stock in exchange for
property and equipment                                     --        10,000


NOTE 17 - FORGIVENESS OF DEBT

Forgiveness of debt amounted to $138,619 and $54,667 for the years ending March 31, 2003 and 2002, respectively. This income represents the forgiveness of trade payables and accrued expenses recorded as expenses in the current and prior years. Significant transactions relating to forgiveness of debt are explained in the following paragraphs.

During the year ended March 31, 2003, the Company's legal counsel agreed to forgive accrued legal fees totaling $75,059. These fees were accrued in the Company's litigation against a former executive. Another of the Company's legal counsel agreed to accept an option to purchase 250,000 shares of common stock, with an exercise price of $0.15 per share as full and final settlement for accrued legal fees totaling $24,665. These fees were accrued in the Company's regular course of business.

During the year ended March 31, 2002, a client of the Company agreed to forgive accrued revenue sharing obligations totaling $35,026. The Company continues to operate its retail espresso coffee bar kiosks at the client's facilities.

NOTE 18 - RISKS AND UNCERTAINTIES

The Company's success depends significantly upon the continued service of its President. Loss of the services of the President could have a material adverse effect on the Company's growth, revenues, and prospective business. The Company does not maintain key-man life insurance on the President.

The Company has a registered service mark for its rhinoceros logo. The Company is aware of another entity in North Carolina that is utilizing the name "Peabodys" in the coffee industry. The North Carolina entity has received a federal trademark registration of the name "Peabodys". While the Company believes that it has the right to use the name "Peabodys", if it were determined that the Company were not able to continue utilizing the name "Peabodys", it could have a material adverse effect on the Company and the Company would have to re-establish any lost goodwill and name recognition.

                              PEABODYS COFFEE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 18 - RISKS AND UNCERTAINTIES (CONTINUED)

The Company has applications pending with the U.S. Patent and Trademark Office for the registration of the following trademarks: "Black Rhino Coffee," "Alma Blend," "Spiritu Blend," "Coffee with Body and Soul," and "Black Rhino Coffee with Rhinoceros design." It has also filed applications for the registration of the "Black Rhino Coffee" trademark in Canada and the European Community. The applications for "Black Rhino Coffee" and "Black Rhino Coffee with Rhinoceros design" were denied by the U.S. Patent and Trademark Office on January 27, 2003. The Company plans to file an appeal prior to July 27, 2003. It is also in negotiations to enter a coexistence agreement with the holder of a similar mark.

NOTE 19 - CONCENTRATIONS

The Company purchases 100% of its coffee bean inventory from one supplier. The Company believes the supplier's current roasting capacity may not be sufficient to meet its needs for the foreseeable future. In the event such relationship terminates or the supplier's capacity is insufficient, the Company believes that numerous other suppliers can fulfill the Company's inventory requirements.

The Company's kiosks are located throughout California. The Company's four major clients represent 47% and 60% of its gross revenues, with the largest client in each year representing 13% and 24% for the years ended March 31, 2003 and 2002, respectively.

As of March 31, 2003 and 2002, the Company's officers and directors own approximately 13% and 15%, respectively, of the outstanding shares of common stock. The Company's dividend policy, as well as other major decisions such as wages, acquisitions and financing by the Company will be significantly influenced and controlled by such officers and directors.

NOTE 20 - COMMITMENTS AND CONTINGENCIES

On May 8, 2002, the Company initiated legal action against its former CEO, Clifford Brent Young, and others. The complaint alleged, among other things, that Mr. Young, in association with a former employee of the Company, had breached contractual duties, and/or committed torts, in connection with the purported cancellation of contracts between the Company and a client, and in connection with other acts of competition, disparagement, and conversion. On May 30, 2002, Mr. Young filed a petition for bankruptcy with the United States Bankruptcy Court, Central District of California, staying the action as to him. The ultimate ability of the Company to pursue relief against Mr. Young remains to be determined, and there can be no assurance that the Company will be successful in pursuing its claims in that forum. The Company has settled its claims against the former employee.

The Company has engaged in settlement negotiations for over nine months regarding the status of the 500,000 shares transferred by Mr. Young to various individuals with no resolution as of this date. Management anticipates that it will reach a settlement within the next three to six months and that the settlement will provide for the redemption by the Company of the 500,000 shares currently owned by Mr. Young and his transferees. At the very least, management expect that the court will enjoin Mr. Young and his transferees from registering any of the 500,000 shares received by them.

In the normal course of business, the Company has various legal claims and other contingent matters outstanding. Management believes that any ultimate liability arising from these contingencies would not have a material adverse effect on the Company's results of operations or financial condition at March 31, 2003 and 2002.

NOTE 21 - SUBSEQUENT EVENTS

Subsequent to March 31, 2003, the Company sold two operating units in Southern California. These units accounted for approximately 11.6% of the Company's sales revenue and 13.0% of the Company's gross profit for the year ended March 31, 2003.

Subsequent to March 31, 2003, the purchasers of the Company's secured convertible debentures have elected to convert a total of $63,000 plus accrued interest into 1,119,492 shares of common stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                    $   240.84
Accounting fees and expenses             10,000.00*
Legal fees and expenses                  35,000.00*
Miscellaneous                             5,000.00
                                        -----------
TOTAL                                   $50,240.84*
                                        ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         On December 31, 2000, the Company issued 70,000 shares of its common stock, at a price of $0.1471 per share, in exchange for debt forgiveness. The debt was in the form of a promissory note. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On December 31, 2000, the Company issued a warrant, to a former employee of the Company, for the purchase of 100,000 shares of its common stock, at an exercise price of $0.10 per share, as consideration for forgiveness of debt for past services rendered. The warrant has a term of 5 years. The warrant was issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The warrant holder had a longstanding relationship with the Company, was the Company's former Controller, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         From January 8, 2001, continuing through March 31, 2001, the Company sold 1,980,000 shares of its common stock, at a price of $0.05 per share, in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The sales were to individuals and entities, each of whom was a sophisticated investor.

         On February 28, 2001, the Company issued a warrant to purchase 50,000 shares with an exercise price of $0.10 to an entity in exchange for debt forgiveness of $8,734. The warrant was issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         On March 12, 2001, the Company issued 500,000 shares of its common stock, at a price of $0.05 per share, to an individual in consideration for the individual entering into a non-compete agreement. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual receiving the shares was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         Effective March 31, 2001, the Company issued 159,700 shares of common stock at $.10 per share to one entity in connection with the settlement of an outstanding accounts payable invoice owed by the Company. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         Effective March 31, 2001, the Company issued 28,800 shares of common stock at $.15 per share to one individual in connection with the settlement of an outstanding accounts payable invoice owed by the Company. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under
Section 4(2) of the Securities Act of 1933, as amended.

         Effective March 31, 2001, the Company issued 250,000 shares of common stock at $.04 per share to one individual in connection with the conversion of a short term promissory note. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         Effective March 31, 2001, the Company issued 130,000 shares of common stock at $.05 per share to a former employee in connection with the mutual settlement of potential claims against each party. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         Effective March 31, 2001, the Company issued 120,000 shares of common stock at $.10 per share to one individual in connection with the settlement of an outstanding accounts payable invoice owed by the Company. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under
Section 4(2) of the Securities Act of 1933, as amended.

         Effective on June 30, 2001, the Company issued 200,000 shares of its common stock to an individual in an unregistered transaction. The shares were issued as consideration for certain assets (coffee preparation equipment, an espresso machine, etc.) acquired by the Company. The stock was valued at $0.05 per share. The issuance was exempt from registration under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The individual was a sophisticated investor and an accredited investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 1, 2001, the Company granted non-statutory stock options to three of the directors of the Company for 240,000 shares each, for a total of 720,000 shares. The options have a term of 5 years and vest at a rate of 10,000 shares per month, with 30,000 shares vested upon grant, with an exercise price of $0.05 per share. The options were granted under the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended. Each optionee was a sophisticated investor with a preexisting relationship with the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 1, 2001, the Company granted non-statutory stock options to two of its executive officers pursuant to employment agreements, with 720,000 shares under one agreement and 480,000 under the other, for a total of 1,200,000 shares. The options have a term of 5 years and vest monthly over a period of 24 months, with an exercise price of $0.05 per share. The options were granted under the exemptions provided by Sections 4(2) and 3(a)(11) of the Securities Act of 1933, as amended. Each optionee was a sophisticated investor with a preexisting relationship with the Company, a resident of California, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 1, 2001, the Company granted non-statutory stock options for the purchase of 388,000 shares to 13 of its employees pursuant to non-plan option agreements. The options have a term of 5 years and vest monthly over a period of 12 months (with slight variations in the vesting schedules among the agreements), with an exercise price of $0.05 per share. The options were granted under the exemptions provided by Sections 4(2) and 3(a)(11) of the Securities Act of 1933, as amended. Each optionee was a sophisticated investor with a preexisting relationship with the Company, a resident of California, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 1, 2001, the Company granted a non-statutory stock option for the purchase of 48,000 shares to an individual for consulting services. The option has a term of 5 years and vests monthly over a period of 12 months, with an exercise price of $0.05 per share. The option was granted under the exemptions provided by Sections 4(2) and 3(a)(11) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company, a resident of California, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 2, 2001, the Company granted a non-statutory stock option for the purchase of 600,000 shares to an entity for consulting services. The option has a term of 2 years, is fully vested, and has an exercise price of $0.25 per share for 200,000 shares, $0.35 per share for 200,000 shares, and $0.50 per share for 200,000 shares. The option was granted under the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 2, 2001, the Company issued 600,000 shares of its common stock, at a price of $0.05 per share, as consideration for consulting services. The shares were issued to an entity (500,000 shares) and to an individual (100,000 shares). The issuances were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. Both the entity and the individual to whom the shares were issued had pre-existing relationships with the Company, the entity was controlled by a sophisticated investor and the individual was a sophisticated investor, and both investors had access to the same information as would be included in a registration statement prepared by the Company.

         On July 2, 2001, the Company issued 75,000 shares of its common stock, at a price of $0.05 per share, as consideration for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity receiving the shares had a pre-existing relationship with the Company, was controlled by a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 6, 2001, the Company sold 1,020,000 shares of its common stock, at a price of $0.05 per share, to a private investor. The investor was an accredited investor. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         On July 6, 2001, the Company granted a non-statutory stock option to one of the directors of the Company for 240,000 shares. The option has a term of 5 years and vests monthly over 24 months, with an exercise price of $0.20 per share. The option was granted under the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 7, 2001, the Company granted a warrant for the purchase of 200,000 shares to an individual for consulting services. The warrant has a term of 5 years, is fully vested, with an exercise price of $0.50 per share. The warrant was granted under the exemption provided by Sections 4(2) of the Securities Act of 1933, as amended. The grantee was a sophisticated investor with a preexisting relationship with the Company, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 7, 2001, the Company issued 100,000 shares of its common stock, at a price of $0.05 per share, as consideration for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual receiving the shares had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 16, 2001, the Company issued 40,000 shares of its common stock, at a price of $0.20 per share, to an entity in a private transaction. The shares served as consideration for certain assets purchased by the Company under the terms of an earlier Asset Purchase Agreement. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         On July 28, 2001, the Company sold 300,000 shares of its common stock, at a price of $0.20 per share, to a private investor. The investor was an accredited investor. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         On August 13, 2001, the Company issued 50,000 shares of its common stock, at a price of $0.20 per share, to a private investor. The investor was an accredited investor. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         From August 18, 2001, continuing through September 30, 2001, the Company has sold 287,500 shares of its common stock, at a price of $0.40 per share in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The sales were to both individuals and entities, all of whom were accredited investors.

         On October 17, 2001, the Company sold 50,000 shares of its common stock, at a price of $0.40 per share, in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The offering began in the previous quarter on August 18, 2001, with sales reported on the Company's Form 10-QSB Quarterly Report for the Quarter Ended September 30, 2001. The offering terminated with the sale on October 17. The sales during the offering were to both individuals and entities, all of which were accredited investors.

         On October 22, 2001, the Company issued 296,282 shares to an entity upon the exercise of a warrant, which had been granted for legal services rendered. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The exercise was a "cashless" exercise under the terms of the warrant, with the exercise price being paid with shares of the Company's stock at its then-current market value. The entity to whom the shares were issued had a pre-existing relationship with the Company, was controlled by sophisticated investors, and had access to the same information as would be included in a registration statement prepared by the Company.

         On November 1, 2001, the Company issued 58,525 shares to an individual upon the exercise of a warrant, which had been granted for legal services rendered. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The exercise was a "cashless" exercise under the terms of the warrant, with the exercise price being paid with shares of the Company's stock at its then-current market value. The individual to whom the shares were issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         From November 30, 2001, continuing through the end of the period covered by this report, the Company has sold 713,500 shares of its common stock, at a price of $0.40 per share, in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The sales were to both individuals and entities, all of which were accredited investors (except for one unaccredited investor who purchased 6,000 shares). In connection with this offering, during the month of December 2001, the Company granted a warrant for the purchase of 11,250 shares, at an exercise price of $0.40 per share, to a brokerage firm participating in the offering. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity to whom the warrant was issued had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On January 8, 2002, the Company issued 100,000 shares of its common stock, at a price of $0.40 per share, as consideration for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity receiving the shares was controlled by a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         From January 25, 2002, continuing through March 31, 2002, the Company sold 37,500 shares of its common stock, at a value of $0.40 per share, in a private offering exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. In connection with the offering, 25,000 shares of common stock were sold for cash at the price of $.40 per share and 12,500 shares of common stock were issued at a value of $.40 per share in connection the conversion of debt under a bridge note. The offering began on November 30, 2001 and was terminated with the sale on March 31, 2002. The sales were to both individuals and entities, all of which were accredited investors, and had access to the same information as would be included in a registration statement prepared by the Company.

         On January 1, 2002, the Company issued an option to one entity to purchase 200,000 shares of common stock that are exercisable at a price of $0.40 per share, which expires on January 2007. The shares of common stock vest over a period of 36 months. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity receiving the option was controlled by a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On March 18, 2002, in connection with a borrowing facility (the "Borrowing Facility") in which an entity has agreed to provide the Company with a borrowing facility of up to $300,000 in the form of a long term 10% promissory notes, the Company issued a warrant to purchase 40,000 shares of common stock the are exercisable at a price of $0.40 per share to an entity as partial consideration for the receipt of a long-term note payable. The warrant expires on March 18, 2007. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. As disclosed below, in September 2002, the debt and the warrants were cancelled in exchange for the issuance of shares of common stock of the Company.

         From April 2, 2002 through June 30, 2002, the Company issued warrants, exercisable at a price of $.40 per share, to purchase 244,000 shares of common stock pursuant to the Borrowing Facility. The warrants were issued as partial consideration for the receipt of a long-term note payable. The warrants expire five years from the date of issuance. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. As disclosed below, in September 2002, the debt and the warrants, except for $25,000 of convertible notes and 25,000 warrants, were cancelled in exchange for the issuance of shares of common stock of the Company.

         On April 3, 2002, the Company issued 120,000 shares to an individual upon the exercise of a stock option, which had been granted for services rendered as a director. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The exercise price was paid in cash. The individual to whom the shares were issued had a pre-existing relationship with us, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On April 15, 2002, the Company issued 200,000 shares to an individual as compensation for services as a director. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The individual to whom the shares were issued had a pre-existing relationship with our company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On April 29, 2002, the Company issued 28,171 shares to an individual upon the exercise of an option, which had been granted for services rendered. The issuance was exempt from registration under Section 4(2) and Section 3(a)(11) of the Securities Act of 1933, as amended. The exercise was a "cashless" exercise under the terms of the warrant, with the exercise price being paid with shares of our stock at its then-current market value. The individual to whom the shares were issued had a pre-existing relationship with us, and had access to the same information as would be included in a registration statement prepared by the Company.

         On June 14, 2002, the Company issued 120,000 shares to an individual upon the exercise of a stock option, which had been granted for services rendered as a director. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The exercise price was paid in cash. The individual to whom the shares were issued had a pre-existing relationship with our company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On July 1, 2002, the Company granted a non-statutory stock option for the purchase of 75,000 shares of our common stock to an entity for consulting services. The option has a term of 5 years, is fully vested, and has an exercise price of $0.20 per share. The option was granted under the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company and had access to the same information as would be included in a registration statement prepared by us.

         On July 29, 2002, the Company issued warrants, exercisable at a price of $.40 per share, to purchase 25,000 shares of common stock pursuant to the Borrowing Facility. The warrants were issued as partial consideration for the receipt of a long-term note payable. The warrants expire five years from the date of issuance. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. As disclosed below, in September 2002, the debt and the warrants were cancelled in exchange for the issuance of shares of common stock of the Company.

         On August 5, 2002, the Company granted a non-statutory stock option for the purchase of 250,000 shares of our common stock to a law firm as consideration for forgiveness of debt for past services rendered. The option has a term of 5 years, is fully vested, and has an exercise price of $0.15 per share. The option was granted under the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with us and had access to the same information as would be included in a registration statement prepared by the Company.

         From September 16, 2002, continuing through September 30, 2002, the Company sold 2,025,425 shares of common stock, at a price of $0.20 per share in a private offering exempt under Rule 506 of Regulation D promulgated under
Section 4(2) of the Securities Act of 1933, as amended. 575,000 of the shares issued in this offer were in exchange for cash. 1,450,425 of the shares issued in this offer were in exchange for debt forgiveness and cancellation of warrants to purchase 284,000 shares of common stock. The sales were to both individuals and entities, all of whom were accredited investors.

         On September 19, 2002, the Company granted a non-statutory stock option for the purchase of 150,000 shares of common stock to an entity for consulting services. The option has a term of 5 years, is fully vested, and has an exercise price of $0.20 per share. The option was granted under the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended. The optionee was a sophisticated investor with a preexisting relationship with the Company and had access to the same information as would be included in a registration statement prepared by us.

         On September 30, 2002, the Company issued 25,000 shares of its common stock, at a price of $0.20 per share, as consideration for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The entity receiving the shares had a pre-existing relationship with the Company, was a sophisticated investor, and had access to the same information as would be included in a registration statement prepared by the Company.

         On November 18, 2002, the Company issued a warrant to purchase 100,000 shares of common stock at an exercise price of $0.01 per share. The warrant was issued as additional consideration in conjunction with the receipt of a short term, non-interest bearing loan in the amount of $100,000, which is presently still owed. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with the three accredited investors on December 20, 2002 for the sale of (i) $750,000 in convertible debentures and (ii) a warrants to buy 1,875,000 shares of our common stock.

         The accredited investors were obligated to provide the Company with the funds as follows:

            o     $250,000 was disbursed on December 20, 2002 ;
            o     $250,000 was disbursed on January 23, 2003; and
            o $250,000 was disbursed upon effectiveness of the related prospectus.

         On October 22, 2003, in order to induce three accredited investors to exercise their warrants, we issued additional warrants to purchase an aggregate of 875,000 shares of common stock to three accredited investors in. The warrants are exercisable into 875,000 shares of common stock at a price of $.08 per share.

         In December 2003, the accredited investors and the Company entered into Settlement Agreement and Release whereby the parties agreed to the prepayment of the outstanding debentures, including principal and interest, according to a prepayment schedule. The Company was also required to issue the accredited investors 500,000 shares of common stock.

         On December 31, 2003, the Company converted an outstanding promissory note in the amount of $100,000 into 2,000,000 shares of common stock at the price of $.05 per share. Each of the note holders was an accredited investor. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         From February 2003 until April 2003, the Company issued an aggregate of 75,000 shares of common stock to Cervelle Group LLC for consulting services. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investors in December 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. La Jolla Cove Investors provided us with an aggregate of $250,000 as follows:

            o $100,000 was disbursed to various of our secured debtholders on December 8, 2003;
            o     $100,000 was disbursed to us on December 8, 2003; and
            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

         The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share. The investor agreed to make payments to our current debtholders in the amount of $50,000 per month until the debtholders are paid in full. Such payments shall be applied toward the future exercise of the warrants held by the investor.

         La Jolla Cove Investors has contractually committed to convert not less than 5.0% and not more than 15.0% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. The 15% maximum is not applicable if the market price at the time of the conversion at anytime during the applicable month is higher than the market price at closing of the financing. La Jolla Cove Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5%, but not more than 15%, of the warrants per month. The 15% maximum is not applicable if the market price at the time of the conversion at anytime during the applicable month is higher than the market price at closing of the financing. In the event that La Jolla Investors breaches the minimum and maximum restrictions on the debenture and warrant, La Jolla will not be entitled to collect interest on the debenture for that month.

         La Jolla has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

         In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

         In January 2004, the Company issued an aggregate of 250,000 shares of common stock to Cervelle Group LLC for consulting services of which 50,000 shares are issuable immediately and 33,333 are issuable each month over the following six months. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Peabodys or executive officers of Peabodys, and transfer was restricted by Peabodys in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Peabodys Coffee, Inc., a Nevada corporation.

Exhibit No.    Description
-----------    -----------

3.1(1)        Articles of Incorporation of Kimberley Mines, Inc.

3.2(1)        Certificate of Amendment of Articles of Incorporation (Mine-A- Max
              Corp.)

3.3(1) Certificate of Amendment of Articles of Incorporation (Peabodys Coffee, Inc.)

3.4(1)        Amended and Restated Bylaws of Peabodys Coffee, Inc.

3.5(4)        Amendment No. 1 to Bylaws

3.6(1)        Peabodys Coffee, Inc. 1995 Stock Option Plan

3.7(1)        Peabodys Coffee, Inc. 1999 Stock Option Plan

4.1(5) Common Stock Purchase Warrant with AJW Offshore, Ltd. dated December 20, 2002

4.2(5) Common Stock Purchase Warrant with AJW Partners, LLC dated December 20, 2002

4.3(5) Common Stock Purchase Warrant with AJW Qualified Partners, LLC dated December 20, 2002

4.4(5)        Convertible Debenture with AJW Offshore, Ltd. dated December 20,
              2002

4.5(5)        Convertible Debenture with AJW Partners, LLC dated December 20,
              2002

4.6(5) Convertible Debenture with AJW Qualified Partners, LLC dated December 20, 2002

4.7(6) Securities Purchase Agreement for the $750,000 financing entered on December 20, 2002.

4.8(5)        Security Agreement

4.9(5)        Intellectual Property Security Agreement

4.10(5)       Registration Rights Agreement

4.10(6) Common Stock Purchase Warrant with AJW Offshore, Ltd. dated January 23, 2003

4.11(6) Common Stock Purchase Warrant with AJW Partners, LLC dated January 23, 2003

4.13(6) Common Stock Purchase Warrant with AJW Qualified Partners, LLC dated January 23, 2003

4.14(6)       Convertible Debenture with AJW Offshore, Ltd. dated January 23,
              2003

4.15(6)       Convertible Debenture with AJW Partners, LLC dated January 23,
              2003

Exhibit No.    Description
-----------    -----------


4.16(6) Convertible Debenture with AJW Qualified Partners, LLC dated January 23, 2003

4.17(7) Amendment No. 1 Securities Purchase Agreement for the $750,000 financing entered on December 20, 2002


4.18(7)       Amendment No. 1 to Common Stock Purchase Warrants


4.19(8) Settlement Agreement and Release dated December 4, 2003 entered by and between the Company and three accredited investors. (filed herewith)

4.20(8) Securities Purchase Agreement dated December 2003 entered between the Company and La Jolla Cove Investors, Inc. (filed herewith)

4.21(8) Convertible Debenture dated December 2003 issued to La Jolla Cove Investors, Inc. (filed herewith)

4.22(8) Warrant to Purchase Common Stock dated December 2003 issued to La Jolla Cove Investors, Inc. (filed herewith)

4.23(8) Registration Rights Agreement dated December 2003 entered between La Jolla Cove Investors, Inc. and the Company. (filed herewith)

4.24(8) Addendum dated December 2003 entered between the Company and La Jolla Cove Investors, Inc. (filed herewith)

4.25(8) Form of Warrant Entered with AJW Partners LLC, AJW Qualified Partners LLC and AJW Offshore Ltd. in October 2003 (filed herewith)

4.26(8) Form Warrant entered into AJW Partners LLC, AJW Qualified Partners LLC and AJW Offshore Ltd. in May 2003

4.27(8) Form Secured Convertible Debenture entered into AJW Partners LLC, AJW Qualified Partners LLC and AJW Offshore Ltd. in May 2003


5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1(1)       Executive Services Agreement with Barry J. Gibbons

10.2(2)       Asset Purchase Agreement with Arrosto Coffee Company, LLC

10.3(3)       Amendment No. 1--Arrosto Asset Purchase Agreement

10.4(3)       Amendment No. 2--Arrosto Asset Purchase Agreement

10.5(4)       Manufacturers Representative Agreement.


10.6(8) Marketing Agreement entered January 4, 2004 by and between the Company and The Cervelle Group LLC


23.1          Consent of Nicholson & Olson (filed herewith).

23.3          Consent of legal counsel (see Exhibit 5.1).

----------

(1) Incorporated by reference to the Company's Registration Statement on Form 10-SB, as amended, originally filed with the Commission under the Exchange Act on December 21, 1999.

(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB, filed with the Commission on June 29, 2000.

(3) Incorporated by reference to the Company's Amended Quarterly Report for the Period Ending September 30, 2000, filed on Form 10-QSB/A with the Commission under the Exchange Act on February 1, 2001.

(4) Incorporated by reference to the Company's Amended Annual Report for the Year Ending March 31, 2002, filed on Form 10-KSB/A with the Commission under the Exchange Act on July 16, 2002.

(5) Incorporated by reference to the Company's Form SB-2 Registration Statement filed with the Commission on January 9, 2003.

(6) Incorporated by reference to the Company's Form SB-2 Registration Statement filed with the Commission on March 27, 2003.

(7) Incorporated by reference to the Company's Form SB-2 Registration Statement filed with the Commission on May 13, 2003.


(8) Incorporated by reference to the Company's Form SB-2 Registration Statement filed with the Commission on January 9, 2004.



ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Rocklin, State of California, on January 23, 2004.



                                    PEABODYS COFFEE, INC.

                                    By: /s/ Todd N. Tkachuk
                                        ---------------------------------------
                                        Todd N. Tkachuk, President, CFO and
                                        Secretary

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                     TITLE                                   DATE
/s/ Todd N. Tkachuk                  President, Chief Financial Officer,         January 23, 2004
--------------------------------     Secretary, Principal Executive Officer
    Todd N. Tkachuk                  and Principal Accounting Officer


/s/ John Phillips                    Chairman                                    January 23, 2004
--------------------------------
    John Phillips


                                     Director                                    January 23, 2004
--------------------------------
    Barry Gibbons


/s/ Roman Kujath                     Director                                    January 23, 2004
--------------------------------
    Roman Kujath


                                     Director                                    January 23, 2004
--------------------------------
    David Lyman